AMENDED AND RESTATED CREDIT AGREEMENT

                          dated as of December 31, 1997

                                      among

                              MICRO WAREHOUSE, INC.

                    THE SUBSIDIARIES OF MICRO WAREHOUSE, INC.

                          THE LENDERS SIGNATORY HERETO

                                       and

                            THE CHASE MANHATTAN BANK

                             as Administrative Agent
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                                TABLE OF CONTENTS

ARTICLE 1.  DEFINITIONS; ACCOUNTING TERMS......................................2
      Section 1.01.  Definitions...............................................2
      Section 1.02.  Accounting Terms.........................................17

ARTICLE 2.  THE CREDIT........................................................17
      Section 2.01.  Revolving Credit Loans...................................17
      Section 2.02.  The Revolving Credit Notes...............................18
      Section 2.03.  Purpose..................................................18
      Section 2.04.  Borrowing Procedures.....................................18
      Section 2.05.  Prepayments and Conversions..............................18
      Section 2.06.  Interest Periods; Renewals...............................19
      Section 2.07.  Changes of Revolving Credit Commitments..................20
      Section 2.08.  Certain Notices..........................................20
      Section 2.09.  Minimum Amounts..........................................20
      Section 2.10.  Interest.................................................21
      Section 2.11.  Fees.....................................................21
      Section 2.12.  Payments Generally.......................................22
      Section 2.13.  Novation.................................................22

ARTICLE 3.  THE LETTERS OF CREDIT.............................................23
      Section 3.01.  Letters of Credit........................................23
      Section 3.02.  Purposes.................................................23
      Section 3.03.  Procedures for Issuance of Letters of Credit.............23
      Section 3.04.  Participating Interests..................................23
      Section 3.05.  Payments.................................................24
      Section 3.06.  Further Assurances.......................................25
      Section 3.07.  Obligations Absolute.....................................25
      Section 3.08.  Cash Collateral Account..................................25
      Section 3.09.  Letter of Credit Fees....................................26

ARTICLE 4.  YIELD PROTECTION; ILLEGALITY; ETC.................................26
      Section 4.01.  Additional Costs.........................................26
      Section 4.02.  Limitation on Eurocurrency Loans.........................28
      Section 4.03.  Illegality...............................................28
      Section 4.04.  Certain Conversions pursuant to Sections 4.01 and 4.03.................................................29
      Section 4.05.  Certain Compensation.....................................30
      Section 4.06.  Taxes....................................................30

ARTICLE 5.  CONDITIONS PRECEDENT..............................................32
      Section 5.01.  Documentary Conditions Precedent.........................32
      Section 5.02.  Additional Conditions Precedent..........................33
      Section 5.03.  Deemed Representations...................................33


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ARTICLE 6.  REPRESENTATIONS AND WARRANTIES....................................33
      Section 6.01.  Incorporation, Good Standing and Due Qualification.......33
      Section 6.02.  Corporate Power and Authority; No Conflicts..............33
      Section 6.03.  Legally Enforceable Agreements...........................34
      Section 6.04.  Litigation...............................................34
      Section 6.05.  Financial Statements.....................................34
      Section 6.06.  Ownership and Liens......................................35
      Section 6.07.  Taxes....................................................35
      Section 6.08.  ERISA....................................................35
      Section 6.09.  Consolidated Entities and Affiliates.....................36
      Section 6.10.  Credit Arrangements......................................36
      Section 6.11.  Operation of Business....................................36
      Section 6.12.  Hazardous Materials......................................36
      Section 6.13.  No Default on Outstanding Judgments or Orders............37
      Section 6.14.  No Defaults on Other Agreements..........................37
      Section 6.15.  Labor Disputes and Acts of God...........................37
      Section 6.16.  Governmental Regulation..................................37
      Section 6.17.  No Forfeiture............................................37
      Section 6.18.  Solvency.................................................37

ARTICLE 7.  AFFIRMATIVE COVENANTS.............................................38
      Section 7.01.  Maintenance of Existence.................................38
      Section 7.02.  Conduct of Business......................................38
      Section 7.03.  Maintenance of Properties................................38
      Section 7.04.  Maintenance of Records...................................38
      Section 7.05.  Maintenance of Insurance.................................39
      Section 7.06.  Compliance with Laws.....................................39
      Section 7.07.  Right of Inspection......................................39
      Section 7.08.  Reporting Requirements...................................39
      Section 7.09.  Additional Subsidiary Guarantors.........................43

ARTICLE 8.  NEGATIVE COVENANTS................................................43
      Section 8.01.  Debt.....................................................43
      Section 8.02.  Guaranties...............................................44
      Section 8.03.  Liens....................................................44
      Section 8.04.  Leases...................................................45
      Section 8.05.  Investments..............................................46
      Section 8.06.  Distributions............................................46
      Section 8.07.  Sale of Assets...........................................47
      Section 8.08.  Subsidiary Capital Stock.................................47
      Section 8.09.  Transactions with Affiliates.............................47
      Section 8.10.  Mergers, Etc.............................................47
      Section 8.11.  Acquisitions.............................................48
      Section 8.12.  No Activities Leading to Forfeiture......................48


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      Section 8.13.  Capital Expenditures.....................................48
      Section 8.14.  Restrictions.............................................48
      Section 8.15.  Fiscal Year..............................................48

ARTICLE 9.  FINANCIAL COVENANTS...............................................48
      Section 9.01.  Interest Coverage Ratio..................................49
      Section 9.02.  Minimum Tangible Net Worth...............................49
      Section 9.03.  Leverage Ratio...........................................49
      Section 9.04.  Current Ratio............................................49
      Section 9.05.  Domestic Net Worth.......................................49

ARTICLE 10.  EVENTS OF DEFAULT................................................49
      Section 10.01.  Events of Default.......................................49

ARTICLE 11.  GUARANTY AND OTHER RIGHTS AND UNDERTAKINGS.......................52
      Section 11.01.  Guarantied Obligations..................................52
      Section 11.02.  Performance Under This Agreement........................52
      Section 11.03.  Waivers.................................................52
      Section 11.04.  Releases................................................54
      Section 11.05.  Marshaling..............................................54
      Section 11.06.  Liability...............................................55
      Section 11.07.  Unconditional Obligation................................55
      Section 11.08.  Election to Perform Obligations.........................55
      Section 11.09.  No Election.............................................55
      Section 11.10.  Severability............................................56
      Section 11.11.  Other Enforcement Rights................................56
      Section 11.12.  Delay or Omission; No Waiver............................56
      Section 11.13.  Restoration of Rights and Remedies......................56
      Section 11.14.  Cumulative Remedies.....................................57
      Section 11.15.  Survival................................................57
      Section 11.16.  No Setoff, Counterclaim or Withholding; Gross-Up........57
      Section 11.17.  Payment in Applicable Currency..........................57

ARTICLE 12.  THE ADMINISTRATIVE AGENT.........................................57
      Section 12.01.  Appointment, Powers and Immunities of
                      Administrative Agent....................................57
      Section 12.02.  Reliance by Administrative Agent........................58
      Section 12.03.  Defaults................................................58
      Section 12.04.  Rights of Administrative Agent as a Lender..............59
      Section 12.05.  Indemnification of Administrative Agent.................59
      Section 12.06.  Documents...............................................60
      Section 12.07.  Non-Reliance on Administrative Agent and Other
                      Lenders.................................................60
      Section 12.08.  Failure of Administrative Agent to Act..................60
      Section 12.09.  Resignation or Removal of Administrative Agent..........60


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      Section 12.10.  Amendments Concerning Agency Function...................61
      Section 12.11.  Liability of Administrative Agent.......................61
      Section 12.12.  Transfer of Agency Function.............................61
      Section 12.13.  Non-Receipt of Funds by the Administrative Agent........61
      Section 12.14.  Withholding Taxes.......................................62
      Section 12.15.  Several Obligations and Rights of Lenders...............62
      Section 12.16.  Pro Rata Treatment of Revolving Credit Loans, Etc.......62
      Section 12.17.  Sharing of Payments Among Lenders.......................63

ARTICLE 13. MISCELLANEOUS.....................................................63
      Section 13.01.  Amendments and Waivers..................................63
      Section 13.02.  Usury...................................................64
      Section 13.03.  Expenses................................................64
      Section 13.04.  Survival................................................65
      Section 13.05.  Assignment; Participations..............................65
      Section 13.06.  Notices.................................................66
      Section 13.07.  Setoff..................................................66

SECTION 13.08.  JURISDICTION; IMMUNITIES......................................66
      Section 13.09.  Table of Contents; Headings.............................68
      Section 13.10.  Severability............................................68
      Section 13.11.  Counterparts............................................68
      Section 13.12.  Integration.............................................68
      Section 13.13.  Governing Law...........................................68
      Section 13.14.  Confidentiality.........................................68
      Section 13.15.  Treatment of Certain Information........................69
      Section 13.16.  Judgment Currency.......................................69


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                                       v
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                                       vi
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                                      vii
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EXHIBITS

      Exhibit A         Opinion of Outside Counsel to the
                          Consolidated Entities

SCHEDULES

      Schedule I        Revolving Credit Commitments
      Schedule II       Consolidated Entities and Affiliates
      Schedule III      Credit Arrangements


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

                      AMENDED AND RESTATED CREDIT AGREEMENT

      AMENDED AND RESTATED CREDIT AGREEMENT dated as of December 31, 1997 among MICRO WAREHOUSE, INC., a corporation organized under the laws of Delaware ("Micro Warehouse"); each of the Subsidiaries of Micro Warehouse which is a signatory hereto as a "Subsidiary Borrower" (individually a "Subsidiary Borrower" and collectively the "Subsidiary Borrowers" and, together with Micro Warehouse, the "Borrowers"); each of the other Subsidiaries of Micro Warehouse which is a signatory hereto as a "Subsidiary Guarantor" or which shall become a party hereto as a "Subsidiary Guarantor" from time to time (individually a "Subsidiary Guarantor" and collectively the "Subsidiary Guarantors" and, together with the Borrowers, the "Obligors"); each of the financial institutions which is a signatory hereto as a "Lender" or which shall become a party hereto as a "Lender" from time to time (individually a "Lender" and collectively the "Lenders"); and THE CHASE MANHATTAN BANK, a bank organized under the laws of New York, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent").

      WHEREAS, Micro Warehouse, the Subsidiary Borrowers (other than Micro Warehouse Limited), the Subsidiary Guarantors, the Lenders and the Administrative Agent have entered into that certain Credit Agreement dated as of July 25, 1995 (as amended, the "Existing Credit Agreement") pursuant to which the Lenders have extended credit to the Obligors evidenced by certain Revolving Credit Notes issued by the respective Borrower (other than Micro Warehouse Limited) and guarantied by the other Borrowers (other than Micro Warehouse Limited) and the Subsidiary Guarantors;

      WHEREAS, Micro Warehouse Limited acquired the entire business and undertaking of the company of that name ("the Old MWL") which is party to the Existing Credit Agreement. Micro Warehouse Limited wishes to step into the position of the Old MWL and be treated in all respects as if it had by a novation replaced the Old MWL as party to the Existing Credit Agreement.

      WHEREAS, Micro Warehouse, the Subsidiary Borrowers, the Subsidiary Guarantors, the Lenders and the Administrative Agent have agreed to enter into this Agreement to amend and restate the Existing Credit Agreement to provide for, among other things, an extension of the Revolving Credit Termination Date, an automatic reduction in the Revolving Credit Commitments and modifications of certain covenants and definitions contained therein; and

      WHEREAS, the Obligors have requested that the Lenders make loans to the respective Borrower, the repayment of which will be guarantied by the other Borrowers and the Subsidiary Guarantors; each Obligor will receive direct economic and financial benefits from the Debt incurred under this Agreement and the incurrence of such Debt is in the best interests of such Obligor; and each Obligor acknowledges that the Lenders would not provide the financing hereunder but for the joint and several obligations of such Obligor hereunder with respect hereto.


                                       1
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      NOW THEREFORE, the parties hereto agree as follows:

                    ARTICLE 1. DEFINITIONS; ACCOUNTING TERMS.

      Section 1.1. Definitions. As used in this Agreement the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

      "Acceptable Acquisition" means any Acquisition which meets all of the following conditions: (a) the aggregate consideration paid for such Acquisition and for all prior Acquisitions during the same Fiscal Year does not exceed $50,000,000; (b) such Acquisition has been approved in good faith by the Board of Directors of the Person making the Acquisition; (c) no Default or Event of Default exists or would exist after giving effect to such Acquisition; and (d) after reviewing historical financial statements of the business being acquired and considering the pro forma position of the Consolidated Entities subsequent to such Acquisition, Micro Warehouse believes in good faith that the Consolidated Entities will continue to be in compliance with the financial covenants contained in Article 9 on a pro forma basis.

      "Acquisition" means any transaction pursuant to which any Consolidated Entity (a) acquires equity securities (or warrants, options or other rights to acquire such securities) of any Person, (b) causes or permits any Person to be merged into such Consolidated Entity, in any case pursuant to a merger, purchase of assets or any reorganization providing for the delivery or issuance to the holders of such Person's then outstanding securities, in exchange for such securities, of cash or securities of any Consolidated Entity, or a combination thereof, or (c) purchases all or substantially all of the business or assets of any Person.

      "Additional Costs" shall have the meaning assigned to such term in Section
4.01 hereof.

      "Affiliate" means any Person: (a) which directly or indirectly controls, or is controlled by, or is under common control with, any Consolidated Entity;
(b) which directly or indirectly beneficially owns or holds 5% or more of any class of voting stock of any Consolidated Entity; (c) 5% or more of the voting stock of which is directly or indirectly beneficially owned or held by any Consolidated Entity; or (d) which is a partnership in which any Consolidated Entity is a general partner. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

      "Administrative Agent" shall have the meaning assigned to such term in the introductory paragraph hereof.

      "Agreement" means this Credit Agreement, as amended or supplemented from time to time. References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated.

      "Alternative Currency" means any currency other than Dollars which is commonly dealt with in the London interbank market and is freely transferable and convertible into Dollars.

      "Alternative Currency Equivalent" means, with respect to an amount of Dollars on any date in relation to any specified Alternative Currency, the amount of such specified Alternative Currency that may be purchased with such amount of Dollars at the Spot Exchange Rate with respect to Dollars on such date.

      "Assumption Agreements" means each of the Assumption Agreements in the form of Exhibit E to the Existing Credit Agreement delivered under Section 7.09 hereof.

      "Banking Day" means any day on which commercial banks are not authorized or required to close in New York, New York and whenever such day relates to a Eurocurrency Loan or notice with respect to any Eurocurrency Loan, a day on which dealings in Dollar or the applicable Alternative Currency deposits are also carried out in the London interbank market.

      "Borrowers" shall have the meaning assigned to such term in the introductory paragraph hereof.

      "Capital Expenditures" means, with respect to any Person, any expenditures made by such Person to acquire or construct fixed assets, plant and equipment (including renewals, improvements, replacements and incurrence of obligations under Capital Leases, but excluding repairs and Acquisitions).

      "Capital Lease" means any lease which has been or should be capitalized on the books of the lessee in accordance with GAAP.

      "Closing Date" means the date upon which the initial borrowing or initial issuance of a Letter of Credit hereunder occurs.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      "Commitment Percentage" means, as to any Lender at any date of determination thereof, the percentage of the aggregate Revolving Credit Commitments constituted by such Lender's Revolving Credit Commitments at such date.


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

      "Compliance Certificate" means the compliance certificate in the form of Exhibit B2 to the Existing Credit Agreement to be delivered by Micro Warehouse under the terms of this Agreement.

      "Consolidated Capital Expenditures" means, with respect to any fiscal period, the aggregate amount of Capital Expenditures of the Consolidated Entities for such period, as determined on a consolidated basis in accordance with GAAP.

      "Consolidated Current Assets" means, at any date of determination thereof, all assets of the Consolidated Entities treated as current assets, as determined on a consolidated basis in accordance with GAAP.

      "Consolidated Current Liabilities" means, at any date of determination thereof, all liabilities of the Consolidated Entities treated as current liabilities, as determined on a consolidated basis in accordance with GAAP.

      "Consolidated Debt" means, at any date of determination thereof, the aggregate amount of Debt of the Consolidated Entities, as determined on a consolidated basis in accordance with GAAP.

      "Consolidated EBIT" means, with respect to any fiscal period, the sum of
(a) Consolidated Net Income for such period, plus (b) the aggregate amount of
(i) income taxes, (ii) Consolidated Interest Expense, (iii) non-cash charges taken in the Fiscal Quarter ending on December 31, 1997 arising from the implementation of the Restructuring Plan not to exceed $53,000,000 and (iv) non-cash charges arising from any resolution of the action of certain stockholders pending against Micro Warehouse arising out of the stock merger between Micro Warehouse and Inmac Corp., to the extent that such aggregate amount was deducted in the computation of Consolidated Net Income for such period.

      "Consolidated Entity" means Micro Warehouse or any Subsidiary of Micro Warehouse whose accounts are or are required to be consolidated with the accounts of Micro Warehouse in accordance with GAAP.

      "Consolidated Intangible Assets" means, at any date of determination thereof, all assets of the Consolidated Entities which would be classified as intangibles under GAAP but in any event including, without limitation, unamortized debt discount and expense, unamortized acquisition, organization and reorganization expense, patents, copyrights, trademarks, trade names, franchises, goodwill and other similar intangible assets.

      "Consolidated Interest Expense" means, with respect to any fiscal period, the amount of interest accrued on, and with respect to, Consolidated Debt (including, without limitation, amortization of debt discount and imputed interest on Capital Leases) plus all finance charges, premiums and other fees, charges and expenses extracted in exchange for the forbearance from the collection of money during such period, as determined on a consolidated basis in accordance with GAAP.

      "Consolidated Liabilities" means, at any date of determination thereof, all liabilities of the Consolidated Entities (other than (a) the litigation settlement accrual arising from the proposed settlements of the consolidated securities class action lawsuit arising out of Micro Warehouse's announcements in September and October 1996 that it intended to restate certain financial statements covering the 1992 through 1995 Fiscal Years not to exceed $9,000,000 and (b) the non-cash portion of the litigation settlement accrual arising from any resolution of the action of certain stockholders pending against Micro Warehouse arising out of the stock merger between Micro Warehouse and Inmac Corp.), as determined on a consolidated basis in accordance with GAAP.

      "Consolidated Net Income" means, with respect to any fiscal period, net income for the Consolidated Entities for such fiscal period, as determined on a consolidated basis in accordance with GAAP.

      "Consolidated Net Worth" means, at any date of determination thereof, all amounts which would be included under stockholders' equity on a consolidated balance sheet of the Consolidated Entities, as determined on a consolidated basis in accordance with GAAP.

      "Consolidated Subordinated Debt" means, at any date of determination thereof, all Debt of the Consolidated Entities which is subordinated to all obligations owed to the Required Lenders on terms and conditions acceptable to the Lenders, as determined on a consolidated basis in accordance with GAAP.

      "Consolidated Tangible Net Worth" means, at any date of determination thereof, the result of (a) Consolidated Net Worth minus (b) Consolidated Intangible Assets.

      "Currency Protection Agreement" means, with respect to any Person, any foreign exchange contract, currency swap agreement or other financial agreement or arrangement between one or more Lenders and a Consolidated Entity designed to protect against fluctuations in currency values.

      "Current Ratio" means, at any date of determination thereof, the ratio of
(a) Consolidated Current Assets to (b) Consolidated Current Liabilities.

      "Customer" means the account debtor with respect to any of the Receivables and/or the purchaser of goods, services or both with respect to any contract or contract right, and/or any Person who enters into any contract or other arrangement with any Borrower, pursuant to which such Borrower is to deliver any personal Property or perform any services.

      "Debt" means, with respect to any Person: (a) indebtedness of such Person for borrowed money; (b) indebtedness for the deferred purchase price of Property or services (except trade payables and accrued expenses in the ordinary course of business); (c) Unfunded Benefit Liabilities of such Person (if such Person is not a Consolidated Entity, determined in a manner analogous to that of determining Unfunded Benefit Liabilities of the Consolidated Entities); (d) the face amount of any outstanding letters of credit issued for the account of such Person; (e) obligations arising under acceptance facilities; (f) Guaranties of such Person; (g) obligations secured by any Lien on Property of such Person; (h) obligations of such Person as lessee under Capital Leases; (i) obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging arrangements; and (j) all capital stock of such Person subject to repurchase or redemption other than at the sole option of such Person.

      "Debt to EBIT Ratio" means, at any date of determination thereof, the ratio of (a) Consolidated Debt (exclusive of "Debt" included under clause (i) of the definition thereof) to (b) Consolidated EBIT for the four most recently ended Fiscal Quarters.

      "Default" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

      "Default Rate" means, with respect to the principal of any Revolving Credit Loan and, to the extent permitted by law, any other amount payable by any Obligor under this Agreement, any Revolving Credit Note or any other Facility Document, that is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period from and including the due date, to, but excluding the date on which such amount is paid in full equal to four percent (4%) above the Variable Rate as in effect from time to time plus the Interest Margin (if any); provided that, if the amount so in default is principal of a Eurocurrency Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the "Default Rate" for such principal shall be, for the period from and including the due date and to but excluding the last day of the Interest Period therefor, two percent (2%) above the interest rate for such Eurocurrency Loan as provided in Section 2.10 hereof and, thereafter, the rate provided for above in this definition.

      "Denomination Date" means, in relation to any borrowing, conversion or renewal in an Alternative Currency, the date that is three Banking Days before the date such borrowing, conversion or renewal is made.

      "Distribution" means, with respect to any Person, the declaration or payment of any dividends by such Person, or the purchase, redemption, retirement or other acquisition for value of any of its capital stock now or hereafter outstanding, or the making of any distribution of assets to its stockholders as such whether in cash, assets or in obligations of such Person, or the allocation or other setting apart of any sum for the payment of any dividend or distribution on, or for the purchase, redemption or retirement of any shares of its capital stock, or the making of any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock, or the making of payments of interest on, or payments or prepayments of principal of, or payments (or setting apart of money for a sinking or other analogous fund) for the purchase,redemption, retirement or other acquisition of principal or interest, on Consolidated Subordinated Debt.

      "Dollar Equivalent" means, with respect to an amount of any Alternative Currency on any date, the amount of Dollars that may be purchased with such amount of such Alternative Currency at the Spot Exchange Rate with respect to such Alternative Currency on such date.

      "Dollars" and the sign "$" mean lawful money of the United States of America.

      "Domestic Cash Equivalents" means: (a) direct obligations of, or obligations fully guarantied or insured by, the United States of America or any agency or instrumentality thereof with maturities of one year or less from the date of acquisition; (b) commercial paper of a domestic issuer rated at least "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Investors Service, Inc.; (c) time deposits or certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank operating within the United States of America having capital and surplus in excess of $100,000,000; and (d) money market or mutual funds whose sole investments are comprised of investments permitted under the foregoing clauses (a) through (c).

      "Domestic Net Worth" means, at any date of determination thereof, all amounts which would be included under stockholders' equity on a combined balance sheet of Micro Warehouse and the Domestic Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

      "Domestic Obligations" means all Obligations of Micro Warehouse and the Domestic Subsidiaries.

      "Domestic Plan" means any employee benefit or other plan established or maintained, or to which contributions have been made, by the Consolidated Entities or any ERISA Affiliate and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

      "Domestic Subsidiary" means a direct or indirect Subsidiary of Micro Warehouse which is not a Foreign Subsidiary.

      "Effective Date" shall have the meaning assigned to such term in Article
5.

      "Environmental Laws" means any and all domestic, foreign, federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, licenses, agreements with Governmental Authorities or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or industrial, toxic or hazardous substances or wastes.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules and regulations promulgated thereunder.

      "ERISA Affiliate" means any corporation or trade or business which is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which any Consolidated Entity is a member, or (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and
Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which any Consolidated Entity is a member.

      "Eurocurrency Loan" means any Revolving Credit Loan when and to the extent the interest rate therefor is determined on the basis of the definition "Fixed Base Rate."

      "Event of Default" shall have the meaning assigned to such term in Section
10.01 hereof.

      "Existing Credit Agreement" shall have the meaning assigned to such term in the first recital hereto.

      "Facility Documents" means this Agreement, the Revolving Credit Notes, the Letters of Credit, each Assumption Agreement, each Interest Rate Protection Agreement and each Currency Protection Agreement, as each may be amended or supplemented from time to time.

      "Federal Funds Rate" means, for any day, the rate per annum (expressed on a 365/366 day basis of calculation, if the rate on Variable Rate Loans is so calculated) equal to the weighted average of the rates on overnight federal funds transactions as published by the Federal Reserve Lender of New York for such day (or for any day that is not a Banking Day, for the immediately preceding Banking Day).

      "Fiscal Quarter" means any calendar quarter.

      "Fiscal Year" means any calendar year.

      "Fiscal Year Net Worth Increase Amounts" means, with respect to each Fiscal Year, the sum of (a) the greater of (i) Zero Dollars ($0) and (ii) 50% of Consolidated

Net Income for such Fiscal Year plus (b) 50% of the proceeds (net of underwriting commissions and discounts and reasonable fees and expenses) from the sale of capital stock of Micro Warehouse during such Fiscal Year.

      "Fixed Base Rate" means with respect to any Interest Period for a Eurocurrency Loan: the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of one percent (1%)) quoted at approximately 11:00 a.m. London time by the principal London branch of the Reference Lender two Banking Days prior to the first day of such Interest Period for the offering to leading banks in the London interbank market of Dollar or Alternative Currency deposits in immediately available funds, for a period, and in an amount, comparable to the Interest Period and principal amount of the Eurocurrency Loan which shall be made.

      "Fixed Rate" means, for any Eurocurrency Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of one percent (1%)) determined by the Administrative Agent to be equal to the quotient of (i) the Fixed Base Rate for such Eurocurrency Loan for such Interest Period, divided by (ii) one minus the Reserve Requirement for such Eurocurrency Loan for such Interest Period.

      "Foreign Cash Equivalents" means: (a) direct obligations of, or obligations fully guarantied or insured by, the government of the country in which any Foreign Subsidiary is incorporated or has its principal place of business with maturities of one year or less from the date of acquisition; and
(b) direct demand obligations issued by the principal banking institutions located in any such country.

      "Foreign Plan" means any pension plan or other deferred compensation plan, program or arrangement maintained by any Foreign Subsidiary which may or may not, under applicable local law, be required to be funded through a trust or other funding vehicle.

      "Foreign Subsidiary" means each direct or indirect Subsidiary of Micro Warehouse which was created or organized under the laws of a jurisdiction other than the United States of America, any state thereof or the District of Columbia.

      "Forfeiture Proceeding" means any action, proceeding or investigation affecting any Consolidated Entity or any of its Affiliates before any Governmental Authority, or the receipt of notice by any such party that any of them is a suspect in or a target of any governmental inquiry or investigation, which may result in an indictment of any of them or the seizure or forfeiture of any of their respective Properties.

      "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in Section
6.05 (except for material changes determined preferable by the Consolidated Entities' independent public accountants).

      "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Guarantied Obligations" shall have the meaning assigned to such term in
Section 11.01 hereof.

      "Guarantor" shall have the meaning assigned to such term in Section 11.01 hereof.

      "Guaranty" means, with respect to any Person, guaranties, endorsements (other than for collection in the ordinary course of business) and other contingent obligations of such Person with respect to the obligations of any other Person (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods or services or to supply or advance any funds, assets, goods or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or net worth or otherwise to assure the creditors of any such other Person against loss).

      "Hazardous Materials" means any and all pollutants, contaminants, toxic or hazardous wastes or any other substances, the removal of which is required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is restricted, prohibited or penalized by any applicable Environmental Law.

      "Interest Coverage Ratio" means, at any date of determination thereof, the ratio of (a) Consolidated EBIT for the most recently ended four Fiscal Quarters to (b) Consolidated Interest Expense during such four Fiscal Quarters.

      "Interest Margin" means, for each type of Revolving Credit Loan, the percentage for such type of Revolving Credit Loan set forth below opposite the range of the Debt to EBIT Ratio in the schedule below as determined as of the last day of each Fiscal Quarter, with adjustments to become effective on the date of receipt by the Administrative Agent of the most recent financial statements of the Consolidated Entities required to be furnished to the Lenders under Section 7.08:

                                                   Interest Margin
                                                   ---------------
            Debt to EBIT Ratio            Variable Rate      Eurocurrency
                                              Loans              Loans

      (a)   less than .75 to 1.00               0%                .50%

      (b)   equal to or greater                 0%                .75%
            than .75 to 1.00 and
            less than 1.00 to 1.00

      (c)   equal to or greater                 0%               1.00%
            than 1.00 to 1.00 and
            less than 2.00 to 1.00

      (d)   equal to or greater                 0%               1.25%
            than 2.00 to 1.00

      "Interest Period" means: with respect to any Eurocurrency Loan, the period commencing on the date such Eurocurrency Loan is made, is converted from a Variable Rate Loan or an Eurocurrency Loan denominated in another currency or is renewed, as the case may be, and ending, as any Borrower may select pursuant to
Section 2.06: on the numerically corresponding day in the first, second, third, or sixth calendar month thereafter, provided that each such Interest Period which commences on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate calendar month.

      "Interest Rate Protection Agreement" means an interest rate swap, cap or collar agreement or similar arrangement between one or more Lenders and a Consolidated Entity providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

      "Investment" means any loan or advance to any Person or any purchase or other acquisition of any capital stock, assets, obligations or other securities of and Person, or any capital contribution to, investment in, or other acquisition of any interest in, any Person.

      "Issuing Lender" means The Chase Manhattan Bank, a bank organized under the laws of New York, acting in its capacity as Lender hereunder.

      "Judgment Currency" shall have the meaning assigned to such term in
Section 13.16 hereof.

      "Judgment Currency Conversion Date" shall have the meaning assigned to such term in Section 13.16 hereof.

      "Lender" shall have the meaning assigned to such term in the introductory paragraph hereof.

      "Lending Office" means, for each Lender and for each type of Revolving Credit Loan, the lending office of such Lender (or of an affiliate of such Lender) designated as such for such type of Revolving Credit Loan on its signature page hereof or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and Micro Warehouse as the office by which its Revolving Credit Loans of such type are to be made and maintained.

      "Letter of Credit Availability" means, at any date of determination thereof, the amount by which (a) the lesser of (i) the result of (A) the aggregate amount of the Revolving Credit Commitments to Micro Warehouse as of such date minus (B) the unpaid aggregate principal amount of the Revolving Credit Loans to Micro Warehouse then outstanding and (ii) $10,000,000 exceeds
(b) the aggregate amount of the Letter of Credit Obligations at such date.

      "Letter of Credit Funding" shall have the meaning assigned to such term in
Section 3.05(b) hereof.

      "Letter of Credit Obligations" means, at any date of determination thereof, all liabilities of Micro Warehouse with respect to Letters of Credit, whether or not any liability is contingent, including, without limitation, the sum of (a) the aggregate amount available to be drawn under the Letters of Credit then outstanding plus (b) the aggregate amount of all unpaid Reimbursement Obligations.

      "Letters of Credit" shall have the meaning assigned to such term in
Section 3.01(a) hereof.

      "Leverage Ratio" means, at any date of determination thereof, the ratio of
(a) Consolidated Liabilities to (b) Consolidated Tangible Net Worth.

      "Lien" means any lien (statutory or otherwise), security interest, mortgage, deed of trust, priority, pledge, charge, conditional sale, title retention agreement, financing lease or other similar encumbrance or right of others, or any agreement to give any of the foregoing.

      "Material Adverse Effect" means any material adverse effect on (a) the business, profits, properties or condition of the Consolidated Entities, taken as a whole, (b) the ability of any Obligor to perform its obligations under each of the Facility Documents to which it is a party or (c) the binding nature, validity or enforceability of any of the Facility Documents, which, in each case, arises from, or reasonably could be expected to arise from, any action or omission of action on the part of any Consolidated Entity or the occurrence of any event or the existence of any fact or condition in respect of any Consolidated Entity or any of its Properties.

      "Micro Warehouse" shall have the meaning assigned to such term in the introductory paragraph hereof.

      "Multiemployer Plan" means a Plan defined as such in Section 3(37) of ERISA to which contributions have been made by any Consolidated Entity or any ERISA Affiliate and which is covered by Title IV of ERISA.

      "Obligation Currency" shall have the meaning assigned to such term in
Section 13.16 hereof.

      "Obligations" means the unpaid principal of and interest on (including interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Revolving Credit Notes and all other obligations and liabilities of any Obligor to the Administrative Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any Revolving Credit Note, any Letter of Credit, any other Facility Document and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, Guaranties, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or any Lender) or otherwise.

      "Obligor" shall have the meaning assigned to such term in the introductory paragraph hereof.

      "Participating Lender" means, any Lender (other than Issuing Lender) with respect to its Participating Interest in each Letter of Credit.

      "Participating Interest" means, with respect to each Letter of Credit, (a) in the case of the Issuing Lender, its interest in such Letter of Credit after giving effect to the granting of any participating interest therein pursuant hereto and (b) in the case of each Participating Lender, its undivided participating interest in such Letter of Credit.

      "Payor" shall have the meaning assigned to such term in Section 12.13 hereof.

      "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

      "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

      "Prime Rate" means that rate of interest from time to time announced by the Reference Lender at its Principal Office as its prime commercial lending rate.

      "Principal Office" means the principal office of the Administrative Agent, presently located at 270 Park Avenue, New York, New York 10017.

      "Property" means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

      "Pro Rata Share" means, with respect to each Lender, a share proportional to such Lender's Commitment Percentage.

      "Purchase Money Lien" means a Lien on any Property acquired by any Consolidated Entity or placed on any Property in order to finance the acquisition of such Property, or the assumption of any Lien on Property existing at the time of the acquisition of such Property or a Lien incurred in connection with any conditional sale or other title retention agreement or a Capital Lease.

      "Receivables" means all accounts, contract rights, instruments, documents, chattel paper, general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations arising out of or in connection with the sale or lease of inventory or for services rendered (including, without limitation, all rights to receive payments under all contracts), all guarantees and other security therefor, whether secured or unsecured and whether now existing or hereafter created.

      "Reference Lender" means The Chase Manhattan Bank (or if The Chase Manhattan Bank no longer quotes on the London interbank market, such successor leading bank in the London interbank market which shall be reasonably appointed by the Administrative Agent).

      "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

      "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

      "Regulatory Change" means any change after the date of this Agreement in United States federal, state, municipal or foreign laws or regulations (including without limitation Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks of which such bank is a member, of or under any United States, federal, state, municipal or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

      "Reimbursement Obligation" means the obligation of Micro Warehouse to reimburse the Issuing Lender in accordance with the terms of this Agreement for the payment made by the Issuing Lender under any Letter of Credit.

      "Required Lenders" means, at any time while no Obligations are outstanding, Lenders having at least 51% of the aggregate amount of the Revolving Credit

Commitments and, at any time while Obligations are outstanding, Lenders holding at least 51% of the aggregate amount of Obligations. For purposes of determining the Required Lenders, any amounts denominated in an Alternative Currency shall be translated into Dollars at the Spot Exchange Rate in effect at such time.

      "Required Payment" shall have the meaning assigned to such term in Section
12.13 hereof.

      "Reserve Requirement" means, for any Interest Period for any Eurocurrency Loan for any Interest Period therefor, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding $1,000,000,000 against in the case of Eurocurrency Loans, "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the Fixed Base Rate for Eurocurrency Loans is to be determined as provided in the definition of "Fixed Base Rate" in this Section
1.01 or (ii) any category of extensions of credit or other assets which include Eurocurrency Loans.

      "Restructuring Plan" means the proposed restructuring of operations of the Consolidated Entities involving the closing of businesses in Australia and Japan and the disposal of its operations in Norway, Denmark and Finland and the restructuring of USA Flex and OnLine Interactive, Inc.

      "Revolving Credit Commitments" means, with respect to each Lender, the obligation of such Lender to make its Revolving Credit Loans to the respective Borrower under this Agreement in the aggregate principal amount set forth in
Schedule I, as such amount may be reduced or otherwise modified from time to time.

      "Revolving Credit Loans" shall have the meaning assigned to such term in
Section 2.01.

      "Revolving Credit Notes" means the promissory notes of the respective Borrower in the form of Exhibit A to the Existing Credit Agreement evidencing the Revolving Credit Loans made by a Lender hereunder and all promissory notes delivered in substitution or exchange therefor, as amended or supplemented from time to time.

      "Revolving Credit Termination Date" means June 30, 1999.

      "Spot Exchange Rate" means, on any date of determination thereof, (a) with respect to any Alternative Currency, the spot rate at which Dollars are offered on such day by the principal London branch of the Reference Lender at approximately 11:00 a.m. (London time) and (b) with respect to Dollars in relation to any specified

Alternative Currency, the spot rate at which such specified Alternative Currency is offered on such date by the principal London branch for Dollars at approximately 11:00 a.m. (London time). For purposes of determining the Spot Exchange Rate in connection with a borrowing, conversion or renewal in an Alternative Currency, such Spot Exchange Rate shall be determined as of the Denomination Date for such borrowing, conversion or renewal with respect to transactions in the applicable Alternative Currency that will settle on the date of such borrowing, conversion or renewal.

      "Subsidiary" means, with respect to any Person, any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by such Person. "Wholly-Owned Subsidiary" means any such corporation or other entity of which all of such securities or other ownership interests are so owned directly or indirectly by such Person.

      "Subsidiary Borrower" shall have the meaning assigned to such term in the introductory paragraph hereof.

      "Subsidiary Guarantor" shall have the meaning assigned to such term in the introductory paragraph hereof.

      "Taxes" shall have the meaning assigned to such term in Section 4.06 hereof.

      "`type' of Loan" shall have the meaning assigned to such term in Section
2.01 hereof.

      "UCP" shall have the meaning assigned to such term in Section 13.13 hereof.

      "Unconditional Guaranty" shall have the meaning assigned to such term in
Section 11.01 hereof.

      "Unfunded Benefit Liabilities" means, with respect to any Domestic Plan or Foreign Plan, the amount (if any) by which the present value of all benefit liabilities (within the meaning of Section 4001(a)(16) of ERISA or within the meaning of any similar foreign law) under such Domestic Plan or Foreign Plan exceeds the fair market value of all assets of such Domestic Plan or Foreign Plan allocable to such benefit liabilities, as determined on the most recent valuation date of such Domestic Plan or Foreign Plan and in accordance with the provisions of ERISA or such similar foreign law for calculating the potential liability of any Consolidated Entity or any ERISA Affiliate under Title IV of ERISA or such similar foreign law.

      "Variable Rate" means, for any day, the higher of (a) the Federal Funds Rate for such day plus 1/4 of one percent and (b) the Prime Rate for such day.

      "Variable Rate Loan" means any Revolving Credit Loan when and to the extent the interest rate for such Revolving Credit Loan is determined in relation to the Variable Rate.

      Section 1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP.

                             ARTICLE 2. THE CREDIT.

      Section 2.1. Revolving Credit Loans. (a) Subject to the terms and conditions of this Agreement, each of the Lenders severally agrees to make revolving credit loans (the "Revolving Credit Loans") to each Borrower (as specified in the notice of each borrowing pursuant to Section 2.08) from time to time from and including the date hereof to and including the Revolving Credit Termination Date, up to but not exceeding in the aggregate principal amount at any one time outstanding, the amount of the respective Revolving Credit Commitments of such Lender to such Borrower. The aggregate amount of the Revolving Credit Loans outstanding at any time shall never exceed the result of
(i) the aggregate amount of the Revolving Credit Commitments minus (ii) the aggregate amount of Letter of Credit Obligations outstanding at such time. The Revolving Credit Loans shall be due and payable on the Revolving Credit Termination Date. The Revolving Credit Loans may be outstanding as Variable Rate Loans or Eurocurrency Loans (each a "type" of Revolving Credit Loans). Eurocurrency Loans may be denominated in Dollars or in one or more Alternative Currencies but Variable Rate Loans shall be denominated only in Dollars. Each type of Revolving Credit Loans of each Lender shall be made and maintained at such Lender's applicable Lending Office for such type of Revolving Credit Loans.

            (b) Any Eurocurrency Loan may be made in the Alternative Currency specified in the notice of each borrowing pursuant to Section 2.08 in an amount equal to the Alternative Currency Equivalent of the Dollar amount specified in such notice, as determined by the Administrative Agent as of the Denomination Date for such borrowing (which determination shall be conclusive absent manifest error). For purposes of determining the amount outstanding under any Lender's Revolving Credit Commitments, each Eurocurrency Loan denominated in an Alternative Currency shall be the Dollar Equivalent for such Eurocurrency Loan as of the Denomination Date.

      Section 2.2. The Revolving Credit Notes. The Revolving Credit Loans of each Lender to each Borrower are evidenced by a Revolving Credit Note in the case of Micro Warehouse and Micro Warehouse Limited, dated the Effective Date, and, in the case of each other Borrower, dated May 10, 1996, duly completed and executed by such Borrower.

      Section 2.3. Purpose. Each Borrower shall use the proceeds of the Revolving Credit Loans for general corporate purposes (including, without limitation, working capital and to finance Acceptable Acquisitions). Such proceeds shall not be used for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" within the meaning of Regulation U.

      Section 2.4. Borrowing Procedures. Each Borrower shall give the Administrative Agent notice of each borrowing to be made by it hereunder as provided in Section 2.08. Not later than 12:00 noon New York, New York time on the date specified for such borrowing hereunder, each Lender shall, through its applicable Lending Office and subject to the conditions of this Agreement, make the amount of the Revolving Credit Loan to be made by it on such day in the currency in which such Revolving Credit Loan is to be made available to the Administrative Agent at the Principal Office and in immediately available funds for the account of the Administrative Agent. The amount so received by the Administrative Agent shall, subject to the conditions of this Agreement, be made available to such Borrower, in immediately available funds, by the Administrative Agent crediting an account of such Borrower designated by such Borrower and maintained with the Administrative Agent at the Principal Office.

      Section 2.5. Prepayments and Conversions. (a) Each Borrower shall have the right to make prepayments of principal, to convert one type of Revolving Credit Loans into another type of Revolving Credit Loans or to convert Eurocurrency Loans denominated in one currency to Eurocurrency Loans denominated in another currency, at any time or from time to time; provided that: (a) such Borrower shall give the Administrative Agent notice of each such prepayment or conversion as provided in Section 2.08; and (b) Eurocurrency Loans may be prepaid or converted only on the last day of an Interest Period for such Eurocurrency Loans unless such Borrower agrees to provide to the Administrative Agent for the account of each Lender compensation in accordance with Section 4.05.

            (b) If at any time prior to the Revolving Credit Termination Date, the aggregate amount of Revolving Credit Loans to any Borrower (plus, in the case of Micro Warehouse, the Letter of Credit Obligations) shall exceed the aggregate amount of the Revolving Credit Commitments to such Borrower, such Borrower shall repay the Lenders forthwith such amounts as may be necessary to eliminate such excess (and, in the case of Micro Warehouse, if the Revolving Credit Loans cannot be repaid to eliminate such excess due to the amount of outstanding Letters of Credit, Micro Warehouse shall deposit with the Administrative Agent sufficient cash collateral to cover such excess), and the failure of such Borrower to make and the Lenders to receive such payments shall constitute an Event of Default hereunder. For the purposes of this Section 2.05(b), the amount outstanding under any Eurocurrency Loan denominated in an Alternative Currency at any time shall be the Dollar Equivalent thereof as of the Denomination Date.

      Section 2.6. Interest Periods; Renewals. (a) In the case of each Eurocurrency Loan, the Borrower thereunder shall select an Interest Period of any duration in accordance with the definition of Interest Period in Section 1.01, subject to the following limitations: (i) no Interest Period may extend beyond the Revolving Credit Termination Date; (ii) notwithstanding clause (i) above, no Interest Period shall have a duration less than 30 days, and if any such proposed Interest Period would otherwise be for a shorter period, such Interest Period shall not be available; (iii) if an Interest Period would end on a day which is not a Banking Day, such Interest Period shall be extended to the next Banking Day, unless such Banking Day would fall in the next calendar month in which event such Interest Period shall end on the immediately preceding Banking Day;
(iv) no more than ten Interest Periods may be outstanding at any one time; (v) no more than two Eurocurrency Loan borrowings in each Alternative Currency may be outstanding at any one time; and (vi) no more than twenty Eurocurrency Loan borrowings may be outstanding at any one time. For purposes of this Section 2.06(a), borrowings having different Interest Periods or denominated in different currencies, regardless of whether they commence on the same date, shall be considered separate borrowings.

            (b) Upon notice to the Administrative Agent as provided in Section 2.08, each Borrower may renew any Eurocurrency Loan on the last day of the Interest Period therefor as the same type of Revolving Credit Loans with an Interest Period of the same or different duration in accordance with the limitations provided above. If such Borrower shall fail to give notice to the Administrative Agent of such a renewal, (i) in the case of a Eurocurrency Loan denominated in Dollars, such Eurocurrency Loan shall automatically become a Variable Rate Loan on the last day of the current Interest Period and (ii) in the case of a Eurocurrency Loan denominated in an Alternative Currency, such Eurocurrency Loan shall automatically become a Eurocurrency Loan denominated in the same Alternative Currency having an Interest Period of one month.

      Section 2.7. Changes of Revolving Credit Commitments. If the aggregate amount of the Revolving Credit Commitment of The Chase Manhattan Bank to the Borrowers shall have not been reduced by $15,000,000 prior to June 30, 1998 (whether by assignment or otherwise), the aggregate amount of Revolving Credit Commitments of all of the Lenders shall be automatically reduced by $6,666,666.67 on June 30, 1998, $6,666,666.67 on September 30, 1998 and
$6,666,666.66 on December 31, 1998, each such reduction to be made pro rata in accordance with each Lender's Pro Rata Share. The Borrowers shall have the right to elect to have each such reduction applied to the Revolving Credit Commitments extended to any Borrower(s) upon notice to the Administrative Agent as provided in Section 2.08; provided that if no such election is made, the Revolving Credit Commitments of each Lender to Micro Warehouse shall be automatically reduced. Each Borrower shall have the right to further reduce or terminate the amount of unused Revolving Credit Commitments at any time or from time to time, provided that: (i) such Borrower shall give notice of each such reduction or termination to the Administrative Agent as provided in Section 2.08; and (ii) each partial reduction shall be in an aggregate amount at least equal to $1,000,000. The Revolving Credit Commitments once reduced or terminated may not be reinstated.

      Section 2.8. Certain Notices. Notices by any Borrower to the Administrative Agent of each borrowing pursuant to Section 2.04, and each prepayment or conversion pursuant to Section 2.05 and each renewal pursuant to
Section 2.06(b), and each reduction or termination of the Revolving Credit Commitments pursuant to Section 2.07(a) shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 11:00 a.m. New York, New York time, and (a) in the case of borrowings and prepayments of, conversions into and (in the case of Eurocurrency Loans) renewals of (i) Variable Rate Loans, given the same Banking Day; and (ii) Eurocurrency Loans, given three Banking Days prior thereto; and (b) in the case of reductions or termination of the Revolving Credit Commitments, given the same Banking Day. Each such notice shall specify the Revolving Credit Loans to be borrowed, prepaid, converted or renewed, the amount (subject to Section 2.09), the type and the currency of the Revolving Credit Loans to be borrowed, or converted, or prepaid or renewed (and, in the case of a conversion, the type of Revolving Credit Loans to result from such conversion and, in the case of a Eurocurrency Loan, the Interest Period therefor) and the date of the borrowing or prepayment, or conversion or renewal (which shall be a Banking Day). Each such notice of reduction or termination shall specify the amount of the Revolving Credit Commitments to be reduced or terminated. The Administrative Agent shall promptly notify the Lenders of the contents of each such notice.

      Section 2.9. Minimum Amounts. Except for borrowings which exhaust the full remaining amount of the Revolving Credit Commitments, prepayments or conversions which result in the prepayment or conversion of all Revolving Credit Loans of a particular type and a particular currency or conversions made pursuant to
Section 4.04, each borrowing, prepayment, conversion and renewal of principal of Revolving Credit Loans of a particular type and a particular currency shall be in an amount not less than (i) $100,000 in the aggregate for all Lenders in the case of Variable Rate Loans and (ii) $1,000,000 (or the Dollar Equivalent thereof) in the aggregate and in increments of $100,000 (or the Dollar Equivalent thereof) in the case of Eurocurrency Loans unless such minimum amount is waived by the Required Lenders (borrowings, prepayments, conversions or renewals of or into Revolving Credit Loans of different types or, in the case of Eurocurrency Loans, having different Interest Periods or denominated in different currencies at the same time hereunder to be deemed separate borrowings, prepayments, conversions and renewals for the purposes of the foregoing).

      Section 2.10. Interest. (a) Interest shall accrue on the outstanding and unpaid principal amount of each Revolving Credit Loan for the period from and including the date of such Revolving Credit Loan to but excluding the date such Revolving Credit Loan is due at the following rates per annum: (i) for a Variable Rate Loan, at a variable rate per annum equal to the Variable Rate plus the Interest Margin and (ii) for a Eurocurrency Loan, at a fixed rate equal to the Fixed Rate plus the Interest Margin. If the principal amount of any Revolving Credit Loan and any other amount payable by any Obligor hereunder, under the Revolving Credit Notes or under the other Facility

Documents shall not be paid when due (at stated maturity, by acceleration or otherwise), interest shall accrue on such amount to the fullest extent permitted by law from and including such due date to but excluding the date such amount is paid in full at the Default Rate.

            (b) The interest rate on each Variable Rate Loan shall change when the Variable Rate changes and interest on each such Variable Rate Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Interest on each Eurocurrency Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall notify the applicable Borrower and the Lenders.

            (c) Accrued interest shall be due and payable in the relevant currency in arrears upon any full payment of principal or conversion and (i) for each Variable Rate Loan, on the last day of each March, June, September and December, commencing the first such date after such Variable Rate Loan; and (ii) for each Eurocurrency Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three month intervals following the first day of such Interest Period; provided that interest accruing at the Default Rate shall be due and payable from time to time on demand of the Administrative Agent.

      Section 2.11. Fees. Each Borrower shall pay to the Administrative Agent for the account of each Lender a commitment fee on the daily average of the unused Revolving Credit Commitments to such Borrower of such Lender (minus, in the case of Micro Warehouse, such Lender's Pro Rata Share of Letter of Credit Obligations), for the period from and including the date hereof to the earlier of the date the Revolving Credit Commitments are terminated or the Revolving Credit Termination Date at a rate per annum (i) if the Debt to EBIT Ratio is less than .75 to 1.00, equal to 1/8 of one percent, (ii) if the Debt to EBIT Ratio is equal to or greater than .75 to 1.00 and less than 2.00 to 1.00, equal to 1/4 of one percent or (iii) if the Debt to EBIT Ratio is equal to or greater than 2.00 to 1.00, equal to 3/8 of one percent, calculated in each case on the basis of a year of 360 days for the actual number of days elapsed. The accrued commitment fee shall be due and payable in arrears upon any reduction or termination of the Revolving Credit Commitments and on the last day of each March, June, September and December, commencing on the first such date after the Closing Date.

      Section 2.12. Payments Generally. All payments under this Agreement, the Revolving Credit Notes and the other Facility Documents shall be made in immediately available funds in Dollars except that payments on Eurocurrency Loans denominated in an Alternative Currency shall be made in such Alternative Currency. All payments shall be made not later than 11:00 a.m. New York, New York time on the relevant dates specified above (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Banking Day) to an account of the Administrative Agent maintained at the Principal Office for the account of the applicable Lending Office of each Lender. The Administrative Agent, or any Lender for whose account any such payment is to be made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the applicable Borrower with the Administrative Agent or such Lender, as the case may be, and any Lender so doing shall promptly notify the Administrative Agent. The applicable Borrower shall, at the time of making each payment under this Agreement, any Revolving Credit Note or any other Facility Document, specify to the Administrative Agent the principal or other amount payable by such Borrower under this Agreement, such Revolving Credit Note or such other Facility Document to which such payment is to be applied (and in the event that it fails to so specify, or if a Default or Event of Default has occurred and is continuing, the Administrative Agent may apply such payment as it may elect in its sole discretion (subject to Section 12.16)). If the due date of any payment under this Agreement, any Revolving Credit Note or any other Facility Document would otherwise fall on a day which is not a Banking Day, such date shall be extended to the next succeeding Banking Day and interest shall be payable for any principal so extended for the period of such extension. Each payment received by the Administrative Agent hereunder, under any Revolving Credit Note or under any other Facility Document for the account of a Lender shall be paid promptly to such Lender, in immediately available funds, for the account of such Lender's applicable Lending Office.

      Section 2.13. Novation. Micro Warehouse Limited (Company No. 2640772) hereby agrees to assume all liabilities and obligations whatsoever of the Old MWL (Company No. 2431673) pursuant to the Existing Credit Agreement (as amended.)

                       ARTICLE 3. THE LETTERS OF CREDIT.

      Section 3.1. Letters of Credit. (a) Subject to the terms and conditions of this Agreement, the Issuing Lender, on behalf of the Lenders, and in reliance on the agreement of the Lenders set forth in Section 3.04, agrees to issue on any Banking Day prior to the Revolving Credit Termination Date for the account of Micro Warehouse irrevocable standby letters of credit in such form as may from time to time be approved by the Issuing Lender acting reasonably (together with the applications therefor, the "Letters of Credit"); provided that on the date of the issuance of any Letter of Credit, and after giving effect to such issuance, the Letter of Credit Obligations shall not exceed the Letter of Credit Availability.

            (b) Each Letter of Credit shall (i) have an expiry date no later than the earlier of (A) one year from the date of issuance and (B) the Revolving Credit Termination Date, (ii) be denominated in Dollars, (iii) be in a minimum face amount of $100,000 and (iv) provide for the payment of sight drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described or when such documents are presented, as the case may be.

      Section 3.2. Purposes. Micro Warehouse shall use the Letters of Credit for the purpose of securing obligations incurred in the ordinary course of business (including, without limitation, to secure obligations under insurance programs).

      Section 3.3. Procedures for Issuance of Letters of Credit. Micro Warehouse may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an application therefor in such form as may from time to time be approved by the Issuing Lender acting reasonably, completed to the reasonable satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request. Upon receipt of any application, the Issuing Lender will process such application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit in such customized form as may reasonably be requested by Micro Warehouse (but in no event shall the Issuing Lender issue any Letter of Credit later than five Banking Days after receipt of the application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and Micro Warehouse. the Issuing Lender shall furnish a copy of such Letter of Credit to Micro Warehouse promptly following the issuance thereof.

      Section 3.4. Participating Interests. In the case of each Letter of Credit, effective as of the date of the issuance thereof, the Issuing Lender agrees to allot and does allot to each other Lender, and each such Lender severally and irrevocably agrees to take and does take a Participating Interest in such Letter of Credit in a percentage equal to such Lender's Pro Rata Share of the Letter of Credit Obligations. On the date that any Lender becomes a party to this Agreement in accordance with Section 13.05, Participating Interests in any outstanding Letter of Credit held by the transferor Lender from which such transferee Lender acquired its interest hereunder shall be proportionately reallotted between such transferee Lender and such transferor Lender. Each Participating Lender hereby agrees that its obligation to participate in each Letter of Credit, and to pay or to reimburse the Issuing Lender for its participating share of the drafts drawn thereunder, is absolute, irrevocable and unconditional and shall not be affected by any circumstances whatsoever, including, without limitation, the occurrence and continuance of any Default or Event of Default, and that each such payment shall be made without any offset, abatement, withholding or other reduction whatsoever.

      Section 3.5. Payments. (a) In order to induce the Issuing Lender to issue the Letters of Credit, Micro Warehouse hereby agrees to reimburse the Issuing Lender, unless such Reimbursement Obligation has been accelerated pursuant to
Section 10.02, on each date that Micro Warehouse has been notified by the Issuing Lender that any draft presented under any Letter of Credit is paid by the Issuing Lender, for (i) the amount of the draft paid by the Issuing Lender and (ii) the amount of any taxes, fees, charges or other costs or expenses whatsoever incurred by the Issuing Lender in connection with any payment made by the Issuing Lender under, or with respect to, such Letter of Credit. Each such payment shall be made to the Issuing Lender at its office specified in Section 13.06, in lawful money of the United States and in immediately available funds on the day that payment is made by the Issuing Lender. Interest on any and all amounts remaining unpaid by Micro Warehouse under this Section 3.05 at any time from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full shall be payable to the Issuing Lender on demand at a fluctuating rate per annum equal to the Variable Rate plus 2% per annum.

            (b) In the event that the Issuing Lender makes a payment (a "Letter of Credit Funding") under any Letter of Credit and is not reimbursed in full therefor on the date of such Letter of Credit Funding, in accordance with the terms hereof, the Issuing Lender will promptly through the Administrative Agent notify each Participating Lender that acquired its Participating Interest in such Letter of Credit from the Issuing Lender. No later than the close of business on the date such notice is given if such notice is given, each such Participating Lender will transfer to the Administrative Agent, for the account of the Issuing Lender, in immediately available funds, an amount equal to such Participating Lender's Pro Rata Share of the unreimbursed portion of such Letter of Credit Funding, together with interest, if any, accrued thereon from and including the date of such transfer at a rate per annum equal to the Federal Funds Rate.

            (c) Whenever, at any time after the Issuing Lender has made payment under a Letter of Credit and has received from any Participating Lender such Participating Lender's Pro Rata Share of the unreimbursed portion of such payment, the Issuing Lender receives any reimbursement on account of such unreimbursed portion or any payment of interest on account thereof, the Issuing Lender will distribute to the Administrative Agent, for the account of such Participating Lender, its Pro Rata Share thereof; provided, however, that in the event that the receipt by the Issuing Lender of such reimbursement or such payment of interest (as the case may be) is required to be returned, such Participating Lender will promptly return to the Administrative Agent, for the account of the Issuing Lender, any portion thereof previously distributed by the Issuing Lender to it.

      Section 3.6. Further Assurances. Micro Warehouse hereby agrees to do and perform any and all acts and to execute any and all further instruments from time to time reasonably requested by the Issuing Lender more fully to effect the purposes of this Agreement and the issuance of the Letters of Credit opened hereunder.

      Section 3.7. Obligations Absolute. The payment obligations of Micro Warehouse under Section 3.05 shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

            (a) the existence of any claim, set-off, defense or other right which Micro Warehouse may have at any time against any beneficiary, or any transferee, of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Lender or any Participating Lender, or any other Person, whether in connection with this Agreement, any other Facility Document, the transactions contemplated herein, or any unrelated transaction;

            (b) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (c) payment by the Issuing Lender under any Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; or

            (d) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing.

      Section 3.8. Cash Collateral Account. If the Revolving Credit Commitments are duly terminated and all amounts owing under this Agreement, the Revolving Credit Notes and the Letters of Credit become due and payable pursuant to
Section 10, Micro Warehouse shall deposit with the Administrative Agent, on the date such obligations become due and payable, an amount in cash equal to the Letter of Credit Obligations as of such date and the Letter of Credit fees in accordance with Section 3.09. Such amount shall be deposited in a cash collateral account to be established by the Administrative Agent, for the benefit of the Lenders, and shall constitute collateral security for the Letter of Credit Obligations and other amounts owing hereunder. All amounts in such cash collateral account shall be maintained pursuant to a cash collateral account agreement which shall grant to the Administrative Agent exclusive dominion and control (including exclusive rights of withdrawal) over all such amounts and shall be otherwise satisfactory in form and substance to the Administrative Agent.

      Section 3.9. Letter of Credit Fees. (a) Micro Warehouse agrees to pay the Administrative Agent, for the account of the Issuing Lender and the Participating Lenders, a non-refundable letter of credit fee with respect to each Letter of Credit, payable in Dollars, computed at the rate per annum equal to 3/4 of one percent, calculated on the basis of a year of 360 days for the actual days elapsed, of the aggregate undrawn amount under such Letter of Credit on the date on which such fee is calculated. Such fees shall be payable in advance on the date of issuance of such Letter of Credit and shall be nonrefundable.

      (b) Micro Warehouse agrees to pay the Issuing Lender, for its own account, its normal and customary administration, amendment, transfer, payment and negotiation fees charged in connection with its issuance and administration of letters of credit.

                  ARTICLE 4. YIELD PROTECTION; ILLEGALITY; ETC.

      Section 4.1. Additional Costs. (a) Each Borrower shall pay directly to each Lender from time to time on demand such amounts as such Lender may determine to be necessary to compensate it for any costs which such Lender determines are attributable to its making or maintaining any Eurocurrency Loans to such Borrower under this Agreement or its Revolving Credit Note of such Borrower or its obligation to make any such Eurocurrency Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any such Eurocurrency Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Revolving Credit Notes in respect of any of such Eurocurrency Loans to such Borrower (other than taxes imposed on the overall net income or profits of such Lender or of its Lending Office for any of such Eurocurrency Loans by the jurisdiction in which such Lender has its principal office or such Lending Office, or any branch or franchise tax applicable thereto); or (ii) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including any of such Eurocurrency Loans or any deposits referred to in the definition of "Fixed Base Rate" in Section 1.01); or (iii) imposes any other condition affecting this Agreement or its Revolving Credit Notes (or any of such extensions of credit or liabilities). Each Lender will notify the applicable Borrower of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this Section 4.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. If any Lender requests compensation from a Borrower under this Section 4.01(a), or under Section 4.01(c), such Borrower may, by notice to such Lender (with a copy to the Administrative Agent), require that such Lender's affected Eurocurrency Credit Loans with respect to which such compensation is requested be converted in accordance with Section 4.04.

            (b) Without limiting the effect of the foregoing provisions of this
Section 4.01, in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on Eurocurrency Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes Eurocurrency Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to the applicable Borrower (with a copy to the Administrative Agent), the obligation of such Lender to make or renew, and to convert

Variable Rate Loans and unaffected Eurocurrency Loans into, affected Eurocurrency Loans hereunder shall be suspended until the date such Regulatory Change ceases to be in effect (and all affected Eurocurrency Loans held by such Lender then outstanding shall be converted in accordance with Section 4.04).

            (c) Without limiting the effect of the foregoing provisions of this
Section 4.01 (but without duplication), each Borrower shall pay directly to each Lender from time to time on request such amounts as such Lender may determine to be necessary to compensate such Lender for any costs which it determines are attributable to the maintenance by it or any of its affiliates pursuant to any law or regulation of any jurisdiction or any interpretation, directive or request (whether or not having the force of law and whether in effect on the date of this Agreement or thereafter) of any court or governmental or monetary authority of capital in respect of its Revolving Credit Loans to such Borrower hereunder or its obligation to make Revolving Credit Loans hereunder (such compensation to include, without limitation, an amount equal to any reduction in return on assets or equity of such Lender to a level below that which it could have achieved but for such law, regulation, interpretation, directive or request). Each Lender will notify the applicable Borrower if it is entitled to compensation pursuant to this Section 4.01(c) as promptly as practicable after it determines to request such compensation.

            (d) Determinations and allocations by a Lender for purposes of this
Section 4.01 of the effect of any Regulatory Change pursuant to subsections (a) or (b), or of the effect of capital maintained pursuant to subsection (c), on its costs of making or maintaining Revolving Credit Loans or its obligation to make Revolving Credit Loans, or on amounts receivable by, or the rate of return to, it in respect of Revolving Credit Loans or such obligation, and of the additional amounts required to compensate such Lender under this Section 4.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

      Section 4.2. Limitation on Eurocurrency Loans. Anything herein to the contrary notwithstanding, if:

            (a) the Administrative Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Fixed Base Rate" in Section 1.01 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for any Eurocurrency Loans as provided in this Agreement; or

            (b) the Required Lenders determine (which determination shall be conclusive) and notify the Administrative Agent that the relevant rates of interest referred to in the definition of "Fixed Base Rate" in Section 1.01 upon the basis of which the rate of interest for any Eurocurrency Loans is to be determined do not adequately cover the cost to the Lenders of making or maintaining such Eurocurrency Loans; or

            (c) in the case of Eurocurrency Loans denominated in an Alternative Currency, any Lender shall determine (which determination shall be conclusive) and notify the Administrative Agent that the relevant Alternative Currency is not available in the relevant amounts or for the relevant period, or that a change in national or international controls has occurred which would, in the opinion of such Lender, make it impracticable for such Lender to make, fund or maintain its Eurocurrency Loans to be made in such Alternative Currency or for any Borrower to pay the principal of or interest on such Eurocurrency Loans as provided in this Agreement;

then the Administrative Agent shall give the applicable Borrower and each Lender prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make or renew affected Eurocurrency Loans or to convert Variable Rate Loans or unaffected Eurocurrency Loans into affected Eurocurrency Loans and such Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding affected Eurocurrency Loans, either prepay such affected Eurocurrency Loans or convert such affected Eurocurrency Loans into Variable Rate Loans in accordance with Section 2.05.

      Section 4.3. Illegality. Notwithstanding any other provision in this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make, maintain or renew Eurocurrency Loans in any currency hereunder or convert Variable Rate Loans or Eurocurrency Loans in a different currency to Eurocurrency Loans in such currency, then such Lender shall promptly notify the Borrower thereunder (with a copy to the Administrative Agent) and such Lender's obligation to make or renew affected Eurocurrency Loans and to convert Variable Rate Loans or unaffected Eurocurrency Loans into affected Eurocurrency Loans hereunder shall be suspended until such time as such Lender may again make, renew, or convert and maintain such affected Eurocurrency Loans and such Lender's outstanding affected Eurocurrency Loans, as the case may be, shall be converted in accordance with
Section 4.04.

      Section 4.4. Certain Conversions pursuant to Sections 4.01 and 4.03. If affected Eurocurrency Loans are to be converted pursuant to Section 4.01 or 4.03, such Lender's affected Eurocurrency Loans shall be automatically converted into Variable Rate Loans on the last day(s) of the then current Interest Period(s) for the affected Eurocurrency Loans (or, in the case of a conversion required by Section 4.01(b) or 4.03, on such earlier date as such Lender may specify to the Borrower thereunder with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 4.01 or 4.03 which gave rise to such conversion no longer exist:

            (a) to the extent that such Lender's affected Eurocurrency Loans have been so converted, all payments and prepayments of principal which would otherwise be applied to such Lender's affected Eurocurrency Loans shall be applied instead to its Variable Rate Loans;

            (b) all Eurocurrency Loans which would otherwise be made or renewed by such Lender as affected Eurocurrency Loans shall be made instead as Variable Rate Loans and all Variable Rate Loans or unaffected Eurocurrency Loans of such Lender which would otherwise be converted into affected Eurocurrency Loans shall be converted instead into (or shall remain as) Variable Rate Loans; and

            (c) if affected Eurocurrency Loans of other Lenders are subsequently converted into unaffected Eurocurrency Loans, such Lender's Variable Rate Loans shall be automatically converted on the conversion date into such other unaffected Eurocurrency Loans to the extent necessary so that, after giving effect thereto, all Revolving Credit Loans held by such Lender and the Lenders whose Revolving Credit Loans are so converted are held pro rata (as to principal amounts, types, currencies and Interest Periods) in accordance with their respective Revolving Credit Commitments.

      If such Lender gives notice to the applicable Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 4.01 or 4.03 which gave rise to the conversion of such Lender's affected Eurocurrency Loans pursuant to this Section 4.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when affected Eurocurrency Loans are outstanding, such Lender's Variable Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding affected Eurocurrency Loans to the extent necessary so that, after giving effect thereto, all Revolving Credit Loans held by the Lenders holding affected Eurocurrency Loans and by such Lender are held pro rata (as to principal amounts, types, currencies and Interest Periods) in accordance with their respective Revolving Credit Commitments.

      Section 4.5. Certain Compensation. Each Borrower shall pay to the Administrative Agent for the account of each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense which such Lender determines is attributable to:

            (a) any payment, prepayment, conversion or renewal of a Eurocurrency Loan of such Borrower made by such Lender on a date other than the last day of an Interest Period for such Eurocurrency Loan (whether by reason of acceleration or otherwise); or

            (b) any failure by such Borrower to borrow, convert into or renew a Eurocurrency Loan to be made, converted into or renewed by such Lender on the date specified therefor in the relevant notice under Sections 2.04, 2.05 or 2.06, as the case may be.

      Without limiting the foregoing, such compensation shall include an amount equal to the excess, if any, of: (i) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid, converted or renewed or not borrowed, converted or renewed for the period from and including the date of such payment, prepayment or conversion or failure to borrow, convert or renew to but excluding the last day of the then current Interest Period for such Eurocurrency Loan (or, in the case of a failure to borrow, convert or renew, to but excluding the last day of the Interest Period for such Eurocurrency Loan which would have commenced on the date specified therefor in the relevant notice) at the applicable rate of interest for such Eurocurrency Loan provided for herein; over (ii) the amount of interest (as reasonably determined by such Lender) such Lender would have bid in the London interbank market for deposits in the relevant currency of leading banks for amounts comparable to such principal amount and maturities comparable to such period. A determination of any Lender as to the amounts payable pursuant to this Section
4.05 shall be conclusive absent manifest error; provided that such determination is made on a reasonable basis.

      Section 4.6. Taxes. Each Borrower covenants and agrees that:

            (a) All payments on account of the principal of and interest on its Revolving Credit Loans and the Revolving Credit Notes, and all other amounts payable by such Borrower hereunder, under any Revolving Credit Note or under any other Facility Document, including without limitation amounts payable under
Section 4.06(b), shall be made without any set-off or counterclaim and free and clear of and without reduction by reason of, all present and future income, stamp, registration and other taxes and levies, imposts, deductions, charges, compulsory loans and withholdings whatsoever (other than taxes imposed on the overall net income of any Lender, or of its applicable Lending Office, by the jurisdiction in which such Lender's principal office or its applicable Lending Office is located), and all interest, penalties or similar amounts with respect thereto, now or hereafter imposed, assessed, levied or collected by any country or any political subdivision or taxing authority thereof or therein or by any federation or association of or with which any country may be a member or associated or by any jurisdiction from which any payment hereunder or under any Revolving Credit Note is made or any taxing authority thereof or therein, on or in respect of this Agreement, the Revolving Credit Loans, any Revolving Credit Note, any other Facility Document, the recording, registration, notarization or other formalization of any thereof, the enforcement thereof or the introduction thereof in any judicial proceedings, or on or in respect of any payments of principal, interest, premiums, charges, fees or other amounts made on, under or in respect of any thereof (hereinafter called "Taxes"), all of which will be paid by such Borrower, for its own account, prior to the date on which penalties attach thereto;

            (b) Such Borrower shall indemnify each Lender against, and reimburse each Lender on demand for, any Taxes and any loss, liability, claim or expense, including interest, penalties and reasonable legal fees (net of any refunds or tax credits for such Taxes which such Lender shall actually receive or utilize), which such Lender may incur at any time arising out of or in connection with any failure of such Borrower to make any payments of Taxes when due;

            (c) In the event that such Borrower is required by applicable law, decree or regulation to deduct or withhold Taxes from any amounts payable to any Lender on, under or in respect of this Agreement, the Revolving Credit Loans, any Revolving Credit Note or any other Facility Document, such Borrower shall pay to such Lender such additional amount(s) as may be required, after the deduction or withholding of Taxes, to enable such Lender to receive from such Borrower an amount equal to the amount stated to be payable by such Borrower to such Lender under this Agreement, its Revolving Credit Note held by such Lender or under any other Facility Document;

            (d) Such Borrower shall furnish to each Lender the official tax receipts in respect of each payment of Taxes required under this Section 4.06 within 30 days after the date such payment is due pursuant to applicable law, and such Borrower shall promptly furnish to each Lender at its request any other information, documents and receipts that such Lender may, in its reasonable discretion from time to time, require to establish to its satisfaction that full and timely payment has been made of all Taxes required to be paid under this
Section 4.06; and

            (e) In the event that the payments by such Borrower hereunder become exempt from or not subject to Taxes, such Borrower will, upon the reasonable request of any Lender, furnish to such Lender either a certificate from each appropriate taxing authority or an opinion of counsel reasonably acceptable to such Lender, in either case stating that payments hereunder are exempt from or not subject to Taxes.

                        ARTICLE 5. CONDITIONS PRECEDENT.

      Section 5.1. Documentary Conditions Precedent. The obligations of the Lenders to make the Revolving Credit Loans constituting the initial borrowing and of the Issuing Lender to issue the Letters of Credit are subject to the condition precedent that the Administrative Agent shall have received on or before March 27, 1998 (the "Effective Date") each of the following, in form and substance satisfactory to the Administrative Agent and its counsel:

            (a) counterparts of this Agreement duly executed by each of Micro Warehouse, the Subsidiary Borrowers, the Subsidiary Guarantors, the Lenders and the Administrative Agent;

            (b) new Revolving Credit Notes executed by each of Micro Warehouse and Micro Warehouse Limited;

            (c) certificates of the Secretary or Assistant Secretary of each of the Obligors, dated the Effective Date, (i) attesting to all corporate action taken by such Obligor, including resolutions of its Board of Directors authorizing the execution, delivery and performance of each of the Facility Documents to which it is a party and each other document to be delivered pursuant to this Agreement, (ii) certifying the names and true signatures of the officers of such Obligor authorized to sign the Facility Documents to which it is a party and the other documents to be delivered by such Obligor under this Agreement and (iii) verifying that the charter and by-laws (or other analogous documents) of such Obligor attached thereto are true, correct and complete as of the date thereof;

            (d) an opinion of Lev, Berlin & Dale, P.C., outside counsel to each of the Consolidated Entities, dated the Effective Date, in substantially the form of Exhibit A and as to such other matters as the Administrative Agent or any Lender may reasonably request;

            (e) an opinion of Courts & Co, United Kingdom counsel to Micro Warehouse Limited, dated the Effective Date, in substantially the form of Exhibit B; and

            (f) certified complete and correct copies of all financial statements described in Section 6.05 (including, without limitation, the 1998 budget of the Consolidated Entities dated March 13, 1998).

      Section 5.2. Additional Conditions Precedent. The obligations of the Lenders to make any Revolving Credit Loans pursuant to a borrowing which increases the amount outstanding hereunder (including the initial borrowing) and of the Issuing Lender to issue any Letters of Credit shall be subject to the further conditions precedent that on the date of such Revolving Credit Loans or the issuance of such Letters of Credit: (a) the following statements shall be true: (i) the representations and warranties contained in Article 6 and in each of the other Facility Documents are true and correct in all material respects on and as of the date of such Revolving Credit Loans or the issuance of such Letter of Credit as though made on and as of such date; and (ii) no Default or Event of Default has occurred and is continuing, or would result from such Revolving Credit Loans or the issuance of such Letters of Credit; (b) the Administrative Agent shall have received such independent appraisals, audits and valuations of assets reasonably satisfactory to the Administrative Agent as the Administrative Agent may reasonably request; and (c) the Administrative Agent shall have received such approvals, opinions or documents as the Administrative Agent may reasonably request.

      Section 5.3. Deemed Representations. Each notice of borrowing or request for the issuance of a Letter of Credit hereunder and acceptance by any Borrower of the proceeds of such borrowing or the benefit of such Letter of Credit shall constitute a representation and warranty that the statements contained in
Section 5.02 are true
and correct both on the date of such notice and, unless such Borrower otherwise notifies the Administrative Agent prior to such borrowing or issuance, as of the date of such borrowing or issuance.

                   ARTICLE 6. REPRESENTATIONS AND WARRANTIES.

      Each of the Obligors (as to itself and its Subsidiaries) hereby represents and warrants that:

      Section 6.1. Incorporation, Good Standing and Due Qualification. Each of the Consolidated Entities is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required.

      Section 6.2. Corporate Power and Authority; No Conflicts. The execution, delivery and performance by each of the Obligors of the Facility Documents to which it is a party, the borrowings hereunder and the issuance of the Letters of Credit have been duly authorized by all necessary corporate action and do not and will not: (a) require any consent or approval of its stockholders (other than with respect to Micro Warehouse France SARL, T.D. S.A. and T.D. 2 S.A.);
(b) contravene its charter or by-laws; (c) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation (including, without limitation, any exchange control law or regulation), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to any Consolidated Entity; (d) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Consolidated Entity is a party or by which it or its Properties may be bound or affected; (e) result in, or require, the creation or imposition of any Lien, upon or with respect to any of the Properties now owned or hereafter acquired by any Consolidated Entity; or (f) cause any Consolidated Entity to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

      Section 6.3. Legally Enforceable Agreements. Each Facility Document to which any Obligor is a party is, or when delivered under this Agreement will be, a legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

      Section 6.4. Litigation. Except as otherwise disclosed in the financial statements described in Section 6.05(a), there are no actions, suits or proceedings pending or, to the knowledge of any Obligor, threatened, against or affecting any

Consolidated Entity before any Governmental Authority which could reasonably be expected to have a Material Adverse Effect.

      Section 6.5. Financial Statements.

            (a) The consolidated and consolidating balance sheets of the Consolidated Entities as at December 31, 1996, 1995 and 1994, and the related consolidated and consolidating income statements and statements of cash flows and changes in stockholders' equity of the Consolidated Entities for the Fiscal Years then ended, and the accompanying footnotes, together with the opinion on the consolidated statements of KPMG Peat Marwick, independent certified public accountants, and the interim consolidated and consolidating balance sheets as at September 30, 1997 and the related consolidated and consolidating income statements and statements of cash flows and changes in stockholders' equity of the Consolidated Entities for the nine month period then ended, copies of which have been furnished to each of the Lenders, are complete and correct and fairly present the financial condition of the Consolidated Entities at such dates and the results of the operations of the Consolidated Entities for the periods covered by such statements, all in accordance with GAAP consistently applied.

            (b) The operating plan for the Consolidated Entities for the current and subsequent Fiscal Years, including budget, personnel, facilities and Capital Expenditure projections, on a quarterly basis, and projected income and cash flow statements for each such Fiscal Year, on a quarterly basis, incorporating the items detailed in such operating plan for each such Fiscal Year, and accompanied by a description of the material assumptions used in making such operating plan, have each been prepared in good faith and are based on reasonable estimates for the operating performance of the Consolidated Entities on and after the Closing Date.

            (c) Except as set forth on the consolidated balance sheet of the Consolidated Entities as at December 31, 1996, there are no liabilities of any Consolidated Entity, fixed or contingent, which are material but are not reflected in the financial statements or in the notes thereto and which would be required to be recorded in such financial statements or notes in accordance with GAAP. No written information, exhibit or report furnished by any Consolidated Entity to the Lenders in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading in each case as determined as of the date of the provision of such information, exhibit or report. Since December 31, 1997, there has been no change which could reasonably be expected to have a Material Adverse Effect.

      Section 6.6. Ownership and Liens. Each of the Consolidated Entities has title to, or valid leasehold interests in, all of its Properties, including the Properties reflected in the financial statements referred to in Section 6.05 (other than any Properties disposed of in the ordinary course of business), and none of the Properties owned by any Consolidated Entity and none of its leasehold interests is subject to any Lien, except as may be permitted hereunder.

      Section 6.7. Taxes. Each of the Consolidated Entities has filed (or obtained extensions for) all tax returns (domestic, foreign, federal, state and local) required to be filed and has paid all taxes, assessments and governmental charges and levies shown thereon to be due, including interest and penalties. The charges, accruals and reserves on the books of the Consolidated Entities in respect of taxes, assessments and other governmental charges are adequate.

      Section 6.8. ERISA. Each Domestic Plan, Foreign Plan and, to the best knowledge of each Obligor, Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other applicable domestic, foreign, federal, state or local law, and no event or condition is occurring or exists concerning which any Consolidated Entity would be under an obligation to furnish a report to the Lenders in accordance with Section 7.08(j) hereof. Each of the Consolidated Entities and the ERISA Affiliates have fulfilled its obligations under the minimum funding standards of ERISA, the Code and any other applicable domestic, foreign, federal, state or local law.

      Section 6.9. Consolidated Entities and Affiliates. Schedule II sets forth the name of each Consolidated Entity and each Affiliate, in each case showing
(a) the jurisdiction of its incorporation, (b) the percentage of each Person's ownership of the outstanding capital stock of such Consolidated Entity or such Affiliate and (c) its business and primary geographic scope of operation. All of the outstanding shares of capital stock of each Consolidated Entity are validly issued, fully paid and nonassessable, and all such shares are owned free and clear of all Liens. Except as set forth on Schedule II, no Consolidated Entity owns or holds the right to acquire any shares of stock or any other security or interest in any other Person.

      Section 6.10. Credit Arrangements. Schedule III is a complete and correct list of all credit agreements, indentures, note purchase agreements, guaranties, Capital Leases and other investments, agreements and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which any Consolidated Entity is in any manner directly or contingently obligated; and the maximum principal or face amounts of the credit in question, outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule.

      Section 6.11. Operation of Business. Each of the Consolidated Entities possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted, and no Consolidated Entity is in material violation of any valid rights of others with respect to any of the foregoing.

      Section 6.12. Hazardous Materials. Each of the Consolidated Entities is in compliance in all material respects with all Environmental Laws in effect in each jurisdiction where it is presently doing business. No Consolidated Entity is subject to any material liability under any Environmental Law.

      In addition, no Consolidated Entity has received any (i) notice from any Governmental Authority by which any of its present or previously-owned or leased real Properties has been designated, listed, or identified in any manner by any Governmental Authority charged with administering or enforcing any Environmental Law as a Hazardous Material disposal or removal site, "Super Fund" clean-up site, or candidate for removal of Hazardous Materials or closure of a Hazardous Material disposal site pursuant to any Environmental Law, (ii) notice of any Lien arising under or in connection with any Environmental Law that has attached to any revenues of, or to, any of its owned or leased real Properties, or (iii) summons, citation, notice, directive, letter, or other written communication from any Governmental Authority concerning any intentional or unintentional action or omission by such Consolidated Entity in connection with its ownership or leasing of any real Property resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying, dumping, or otherwise disposing of any Hazardous Material into the environment resulting in any violation of any Environmental Law.

      Section 6.13. No Default on Outstanding Judgments or Orders. Each of the Consolidated Entities has satisfied all judgments and no Consolidated Entity is in default with respect to any final judgment, writ, injunction or decree of any Governmental Authority.

      Section 6.14. No Defaults on Other Agreements. No Consolidated Entity is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction which could have a Material Adverse Effect. No Consolidated Entity is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party.

      Section 6.15. Labor Disputes and Acts of God. Neither the business nor the Properties of any Consolidated Entity are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which could have a Material Adverse Effect.

      Section 6.16. Governmental Regulation. No Consolidated Entity is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940, the Interstate Commerce Act, the Federal Power Act or any statute or regulation limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

      Section 6.17. No Forfeiture. Neither any Consolidated Entity nor any of its Affiliates is engaged in or proposes to be engaged in the conduct of any business or activity which could result in a Forfeiture Proceeding which could reasonably be expected to have a Material Adverse Effect and no Forfeiture Proceeding against any of them is pending or threatened.

      Section 6.18. Solvency.

            (a) The present fair saleable value of the assets of each Obligor after giving effect to all the transactions contemplated by the Facility Documents and the funding of the Revolving Credit Commitments and the issuance of the Letters of Credit hereunder exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of such Obligor as they mature.

            (b) The Property of each Obligor does not constitute unreasonably small capital for such Obligor to carry out its business as now conducted and as proposed to be conducted including the capital needs of such Obligor.

            (c) No Obligor intends to, nor does such Obligor believe that it will, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by such Obligor, and of amounts to be payable on or in respect of Debt of such Obligor). The cash available to such Obligor after taking into account all other anticipated uses of the cash of such Obligor, is anticipated to be sufficient to pay all such amounts on or in respect of debt of such Obligor when such amounts are required to be paid.

            (d) No Obligor believes that final judgments against it in actions for money damages will be rendered at a time when, or in an amount such that, such Obligor will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The cash available to such Obligor after taking into account all other anticipated uses of the cash of such Obligor (including the payments on or in respect of debt referred to in paragraph (c) of this
Section 6.18), is anticipated to be sufficient to pay all such judgments promptly in accordance with their terms.

                        ARTICLE 7. AFFIRMATIVE COVENANTS.

      So long as any Obligation shall remain unpaid, any Letter of Credit shall remain outstanding or any Lender shall have any Revolving Credit Commitment, Micro Warehouse shall:

      Section 7.1. Maintenance of Existence. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required.

      Section 7.2. Conduct of Business. Continue, and cause each of its Subsidiaries to continue, to engage in the business of the same general type as conducted by it on the date of this Agreement.

      Section 7.3. Maintenance of Properties. Maintain, keep and preserve, and cause each of its Subsidiaries to maintain, keep and preserve, all of its Properties necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

      Section 7.4. Maintenance of Records. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all financial transactions of the Consolidated Entities.

      Section 7.5. Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

      Section 7.6. Compliance with Laws. Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders (including, without limitation, any Environmental
Law), such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its Properties.

      Section 7.7. Right of Inspection. At any reasonable time and from time to time permit the Administrative Agent or any Lender or any agent or representative thereof, to examine and make copies and abstracts from the records and books of account of, and visit the Properties of, any Consolidated Entity, and to discuss the affairs, finances and accounts of such Consolidated Entity with any of their respective officers and directors and independent accountants.

      Section 7.8. Reporting Requirements. Furnish directly to each of the
Lenders:

            (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, consolidated and consolidating balance sheets of the Consolidated Entities as of the end of such Fiscal Year and consolidated and consolidating income statements and statements of cash flows and changes in stockholders' equity of the Consolidated Entities for such Fiscal Year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior Fiscal Year and all prepared in accordance with GAAP and as to the consolidated statements accompanied by an opinion thereon acceptable to the Administrative Agent and each of the Lenders by KPMG Peat Marwick or other independent accountants of national standing selected by the Consolidated Entities; provided that delivery within the period specified above of copies of the Annual Report on Form 10-K of Micro Warehouse filed with the Securities and Exchange Commission, together with the adjustments to such consolidated statements necessary to provide consolidating information for each of the Consolidated Entities, shall be deemed to satisfy the requirements of this Section 7.08(a) so long as such Form 10-K as so adjusted shall contain the information referred to in this Section 7.08(a);

            (b) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters, consolidated and consolidating balance sheet of the Consolidated Entities as of the end of such Fiscal Quarter and consolidated and consolidating income statements and statements of cash flows and changes in stockholders' equity of the Consolidated Entities for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date and period in the previous Fiscal Year and all prepared in accordance with GAAP and certified by the chief financial officer of the Consolidated Entities (subject to year-end adjustments); provided that delivery within the period specified above of copies of the Quarterly Report on Form 10-Q of Micro Warehouse filed with the Securities and Exchange Commission, together with the adjustments to such consolidated statements necessary to provide consolidating information for each of the Consolidated Entities, shall be deemed to satisfy the requirements of this Section 7.08(b) so long as such Form 10-Q as so adjusted shall contain the information referred to in this Section 7.08(b);

            (c) simultaneously with the delivery of the financial statements referred to above, a Compliance Certificate of the chief financial officer of Micro Warehouse (i) certifying that to the best of his knowledge no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (ii) with computations demonstrating compliance with the covenants contained in Article 9;

            (d) simultaneously with the delivery of the annual financial statements referred to in Section 7.08(a), a certificate of the independent public accountants who audited such statements to the effect that, in making the examination necessary for the audit of such statements, they have obtained no knowledge of any condition or event which constitutes a Default or Event of Default, or if such accountants shall have obtained knowledge of any such condition or event, specifying in such certificate each such condition or event of which they have knowledge and the nature and status thereof;

            (e) simultaneously with the delivery of the financial statements referred to in Section 7.08(a) and Section 7.08(b), a narrative explanation signed by the chief financial officer of Micro Warehouse of any material variance from the budget of the Consolidated Entities for the Fiscal Year that is reflected in such financial statements;

            (f) not later than the 30th day subsequent to the commencement of each Fiscal Year, (i) a projected balance sheet of the Consolidated Entities for such Fiscal Year on a quarterly basis and (ii) an operating plan for the Consolidated Entities for such Fiscal Year, including budget, personnel, facilities and Capital Expenditure projections, on a quarterly basis, and a projected income and cash flows statement for such Fiscal Year, on a quarterly basis, incorporating the items detailed in such operating plan for such Fiscal Year, and accompanied by a description of the material assumptions used in making such operating plan; and, as soon as available thereafter, any modifications to any of the foregoing after the Board of Directors of Micro Warehouse has reviewed such plan;

            (g) promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority;

            (h) as soon as possible and in any event within 10 days after becoming aware of or having reason to become aware of the occurrence of each Default or Event of Default a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Consolidated Entities with respect thereto;

            (i) as soon as possible, and in any event within 10 days after any Consolidated Entity knows or has reason to know that any of the events or conditions specified below with respect to any Domestic Plan, Foreign Plan or Multiemployer Plan have occurred or exist, a statement signed by a senior financial officer of such Consolidated Entity setting forth details respecting such event or condition and the action, if any, which such Consolidated Entity or an ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC or any other Governmental Authority by such Consolidated Entity or an ERISA Affiliate with respect to such event or condition): (i) any reportable event, as defined in
Section 4043(b) of ERISA, with respect to a Domestic Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of

ERISA including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code) and any request for a waiver under Section 412(d) of the Code for any Domestic Plan; (ii) the distribution under Section 4041 of ERISA or under any similar foreign law of a notice of intent to terminate any Domestic Plan or Foreign Plan or any action taken by such Consolidated Entity or an ERISA Affiliate to terminate any Domestic Plan or Foreign Plan; (iii) the institution by PBGC or any other Governmental Authority of proceedings under Section 4042 of ERISA or under any similar foreign law for the termination of, or the appointment of a trustee to administer, any Domestic Plan or any Foreign Plan, or the receipt by such Consolidated Entity or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan; (iv) the complete or partial withdrawal from a Multiemployer Plan by such Consolidated Entity or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt of such Consolidated Entity or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA; (v) the institution of a proceeding by a fiduciary or any Multiemployer Plan against such Consolidated Entity or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; (vi) the adoption of an amendment to any Domestic Plan that pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA would result in the loss of tax-exempt status of the trust of which such Domestic Plan is a part if such Consolidated Entity or an ERISA Affiliate fails to timely provide security to the Domestic Plan in accordance with the provisions of said Sections; (vii) any event or circumstance exists which may reasonably be expected to constitute grounds for such Consolidated Entity or any ERISA Affiliate to incur liability under Title IV of ERISA or under Sections 412(c)(11) or 412(n) of the Code with respect to any Domestic Plan; and (viii) the Unfunded Benefit Liabilities of one or more Domestic Plans and Foreign Plans increase after the date of this Agreement in an amount which is material in relation to the financial condition of the Consolidated Entities; provided, however, that such increase shall not be deemed to be material so long as it does not exceed during any consecutive 3 year period $1,000,000;

            (j) promptly after the request of any Lender, copies of each annual report filed pursuant to Section 104 of ERISA with respect to each Domestic Plan (including, to the extent required by Section 104 of ERISA, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information referred to in Section 103) and each annual report filed with respect to each Domestic Plan under Section 4065 of ERISA; provided, however, that in the case of a Multiemployer Plan, such annual reports shall be furnished only if they are available to such Consolidated Entity or an ERISA Affiliate;

            (k) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which any Consolidated Entity sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements which such Consolidated Entity files with the Securities and Exchange Commission or any Governmental Authority which may be substituted therefor, or with any national securities exchange;

            (l) promptly after becoming aware of the existence of any violation or alleged violation in any material respect of any Environmental Law by any Consolidated Entity, written notice of and a description of the nature of such violation or alleged violation, what action such Consolidated Entity is taking or proposes to take with respect thereto and, when known, any action taken, or proposed to be taken, by any Governmental Authority with respect thereto;

            (m) promptly after the commencement thereof or promptly after any Consolidated Entity knows of the commencement or threat thereof, notice of any Forfeiture Proceeding; and

            (n) such other information respecting the condition or operations, financial or otherwise, of any Consolidated Entity as the Administrative Agent or any Lender may from time to time reasonably request.

      Section 7.09. Additional Subsidiary Guarantors. In the event that any of its Subsidiaries that is not an Obligor as of the date hereof shall have assets greater than $500,000 (as determined as of the end of each Fiscal Quarter), cause such Subsidiary to become a "Subsidiary Guarantor" and thereby an "Obligor" hereunder pursuant to an Assumption Agreement, and shall deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by the Obligors pursuant to
Article 5 of the Existing Credit Agreement upon the Closing Date or as the Administrative Agent shall have reasonably requested.

                         ARTICLE 8. NEGATIVE COVENANTS.

      So long as any Obligation shall remain unpaid, any Letter of Credit shall remain outstanding or any Lender shall have any Revolving Credit Commitment, Micro Warehouse shall not:

      Section 8.1. Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:

            (a) Debt of the Obligors under this Agreement, the Revolving Credit Notes, the Letters of Credit and the other Facility Documents;

            (b) Consolidated Subordinated Debt;

            (c) Debt described on Schedule III but no renewals, extensions or refinancings thereof;

            (d) Debt consisting of Guaranties permitted pursuant to Section
8.02;

            (e) Debt of any Obligor to any other Obligor incurred in the ordinary course of business and either consistent with past practices or for cash management services;

            (f) accounts payable to trade creditors for goods or services and current operating liabilities (other than for borrowed money), in each case incurred in the ordinary course of business and paid within prescribed time limits that are in the ordinary course of business, unless contested in good faith and by appropriate proceedings;

            (g) Debt of any Consolidated Entity secured by Purchase Money Liens permitted by Section 8.03(j) provided that the aggregate principal amount of such Debt together with all Debt secured by Purchase Money Liens described on
Schedule III (other than Debt owing to Apple Computer, Inc. for the purchase of inventory) does not at any time exceed $5,000,000;

            (h) Debt of any Consolidated Entity under interest rate protection agreements, foreign currency exchange agreements and other interest and exchange rate arrangements so long as the "aggregate net exposure" (conclusively presumed to be equal to 20% of the aggregate notional principal amount) under all such arrangements does not at any time exceed $5,000,000; and

            (i) Debt of Micro Warehouse Canada Limited so long as the aggregate principal amount of such Debt does not at any time exceed $5,000,000.

      Section 8.2. Guaranties. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Guaranty, except (a) the Unconditional Guaranties by the Guarantors hereunder,
(b) Guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (c) Guaranties by Micro Warehouse of obligations owed by any of its Subsidiaries to trade vendors that have been incurred in the ordinary course of business.

      Section 8.3. Liens. Create, incur, assume or suffer to exist any Lien, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, upon or with respect to any of its Property, now owned or hereafter acquired, except:

            (a) Liens in favor of the Administrative Agent on behalf of the Lenders securing the Revolving Credit Loans and the Letter of Credit Obligations hereunder;

            (b) Liens for taxes or assessments or other government charges or levies if not yet due and payable or if due and payable if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

            (c) Liens imposed by law, such as mechanic's, materialmen's, landlord's, warehousemen's and carrier's Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than 90 days, or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

            (d) Liens under workmen's compensation, unemployment insurance, social security or similar legislation (other than ERISA);

            (e) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

            (f) judgment and other similar Liens arising in connection with court proceedings; provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

            (g) easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by any Consolidated Entity of the Property encumbered thereby in the normal course of its business or materially impair the value of the Property subject thereto;

            (h) Liens securing obligations of any Obligor to any other Obligor;

            (i) Liens described on Schedule III provided that such Liens shall secure only those obligations which they secure on the date hereof; and

            (j) Purchase Money Liens; provided that:

                  (i) any Property subject to any of the foregoing is acquired by any Consolidated Entity in the ordinary course of its business and the Lien on any such Property is created contemporaneously with such acquisition;

                  (ii) the obligation secured by any Lien so created, assumed or existing shall not exceed 100% of the lesser of cost or fair market value as of the time of acquisition of the Property covered thereby to such Consolidated Entity acquiring the same;

                  (iii) each such Lien shall attach only to the Property so acquired and fixed improvements thereon; and

                  (iv) the obligations secured by such Lien are permitted by the provisions of Section 8.01(g) and the related expenditure is permitted under
Section 8.13.

      Section 8.4. Leases. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any obligation as lessee for the rental or hire of any real or personal Property, except:

            (a) leases existing on the date of this Agreement and any extensions or renewals thereof;


            (b) Capital Leases permitted by Section 8.01, Section 8.03 and
Section 8.13; and

            (c) leases (other than Capital Leases) so long as the Consolidated Entities are not required on a consolidated basis to make payments (including taxes, insurance, maintenance and similar expense which any Consolidated Entity is required to pay under the terms of any lease) in the aggregate under all leases (other than Capital Leases) in any Fiscal Year in excess of $20,000,000.

      Section 8.5. Investments. Make, or permit any of its Subsidiaries to make, any Investment, except for:

            (a) Investments in Domestic Cash Equivalents and Foreign Cash Equivalents;

            (b) Investments in Property to be used or useful in the ordinary course of business of the Consolidated Entities;

            (c) Investments in stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to any Consolidated Entity;

            (d) Investments to or in any Obligor or in any corporation that concurrently with such Investment becomes an Obligor;

            (e) Investments made in connection with an Acceptable Acquisition;
and

            (f) other Investments not listed in clauses (a) through (e), inclusive, provided that the aggregate amount of such Investments for all Consolidated Entities does not exceed at any time $5,000,000.

      Section 8.6. Distributions. Make, or permit any of its Subsidiaries to make, any Distribution, except that:

            (a) Micro Warehouse may make Distributions payable solely in its common stock;

            (b) any Consolidated Entity may make Distributions to any Obligor;
and

            (c) so long as no Default or Event of Default would exist after giving effect to such redemption, Micro Warehouse may redeem shares of its capital stock in an amount not to exceed $30,000,000 in the aggregate during the period from the Effective Date to the Revolving Credit Termination Date.

      Section 8.7. Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, assign, transfer or otherwise dispose of, any of its now owned or hereafter acquired Property (including, without limitation, shares of stock and indebtedness, receivables and leasehold interests); except:

            (a) for inventory disposed of in the ordinary course of business;

            (b) the sale or other disposition of Property no longer used or useful in the conduct of its business;

            (c) any Consolidated Entity may sell, lease, assign, or otherwise transfer its Property to any Obligor; and

            (d) so long as no Default or Event of Default exists or would exist after giving effect to such disposition, the sale or other disposition of Property pursuant to the Restructuring Plan.

      Section 8.8. Subsidiary Capital Stock. (a) Sell or otherwise dispose of any shares of capital stock of any of its Subsidiaries, except (i) so long as no Default or Event of Default would exist after giving effect to such disposition, the sale or other disposition of shares of Subsidiaries pursuant to the Restructuring Plan (provided that if such disposition involves shares of a Subsidiary Borrower, all Debt under the Revolving Credit Notes of such Subsidiary Borrower shall have been paid in full and all Revolving Credit Commitments to such Subsidiary Borrower shall have been terminated) and (ii) in a transaction permitted by Section 8.10(a), or (b) permit any such Subsidiary to issue any additional shares of its capital stock, except (i) directors' qualifying shares and (ii) to Micro Warehouse or any Wholly-Owned Subsidiary.

      Section 8.9. Transactions with Affiliates. Enter, or permit any Subsidiary to enter, into any transaction, including, without limitation, the purchase, sale or exchange of Property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of Micro Warehouse's or such Subsidiary's business and upon fair and reasonable terms no less favorable to Micro Warehouse or such Subsidiary than would obtain in a comparable arm's length transaction with a Person not an Affiliate.

      Section 8.10. Mergers, Etc. Merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or acquire all or substantially all of the assets or the business of any Person (or enter into any agreement to do any of the foregoing), or permit any of its Subsidiaries to do so, except that:

            (a) any Consolidated Entity may merge into or consolidate with or transfer assets to any Obligor; and

            (b) any Consolidated Entity may effect any Acquisition permitted by
Section 8.11.

      Section 8.11. Acquisitions. Make, or permit any of its Subsidiaries to make, any Acquisition other than an Acceptable Acquisition.

      Section 8.12. No Activities Leading to Forfeiture. Engage in or propose to be engaged in, or permit any of its Subsidiaries to engage in or propose to be engaged in, the conduct of any business or activity which could result in a Forfeiture Proceeding which could have a Material Adverse Effect.

      Section 8.13. Capital Expenditures. Make or commit to make, or permit any of its Subsidiaries to make or commit to make, (other than by way of Acquisition) any expenditures in respect of the purchase or other acquisition of fixed or capital assets, except for Consolidated Capital Expenditures in the ordinary course of business not exceeding $27,000,000 in any Fiscal Year.

      Section 8.14. Restrictions. Enter into, or suffer to exist, or permit any of its Subsidiaries to enter into, or suffer to exist, any agreement with any Person other than the Lenders that (a) prohibits, requires the consent of such Person for or limits the ability of (i) any Consolidated Entity to pay dividends or make other distributions or pay Debt owed to any other Consolidated Entity, make loans or advances to any other Consolidated Entity or transfer any of its Property to any other Consolidated Entity, (ii) any Consolidated Entity to create, incur, assume or suffer to exist any Lien upon any of its Property or (iii) any Consolidated Entity to enter into any modification or supplement of the Facility Documents; or (b) contains financial covenants which, taken as a whole, are more restrictive on the Consolidated Entities than the financial covenants contained in Article 9.

      Section 8.15. Fiscal Year. Permit the fiscal year of the Consolidated Entities to end on a day other than December 31.

                         ARTICLE 9. FINANCIAL COVENANTS.

      So long as any Obligation shall remain unpaid, any Letter of Credit shall remain outstanding or any Lender shall have any Revolving Credit Commitment and as determined as of the end of each Fiscal Quarter:

      Section 9.1. Interest Coverage Ratio. Micro Warehouse shall maintain at all times an Interest Coverage Ratio of not less than 3.00 to 1.00.

      Section 9.2. Minimum Tangible Net Worth. Micro Warehouse shall maintain at all times Consolidated Tangible Net Worth of not less than the sum of (a) $175,000,000 plus (b) the aggregate sum of the Fiscal Year Net Worth Increase Amounts calculated for each Fiscal Year ending on or after the Closing Date.

      Section 9.3. Leverage Ratio. Micro Warehouse shall maintain at all times a Leverage Ratio of not greater than 1.00 to 1.00.

      Section 9.4. Current Ratio. Micro Warehouse shall maintain at all times a Current Ratio of not less than 1.50 to 1.00.

      Section 9.5. Domestic Net Worth. Micro Warehouse shall maintain at all times a Domestic Net Worth of not less than $150,000,000.

                         ARTICLE 10. EVENTS OF DEFAULT.

      Section 10.1. Events of Default. Any of the following events shall be an "Event of Default":

            (a) any Borrower shall: (i) fail to pay the principal of any Revolving Credit Note or any Reimbursement Obligation on or before the date when due and payable; or (ii) fail to pay interest on any Revolving Credit Note or any fee or other amount due hereunder on or before the date when due and payable;

            (b) any representation or warranty made or deemed made by any Consolidated Entity in this Agreement or in any other Facility Document or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with any Facility Document shall prove to have been incorrect in any material respect on or as of the date made;

            (c) (i) any Obligor shall fail to perform or observe any term, covenant or agreement contained in Section 2.03 or 3.02 or Articles 8 or 9; or
(ii) any Obligor shall fail to perform or observe any term, covenant or agreement on its part to be performed or observed (other than the obligations specifically referred to elsewhere in this Section 10.01) in any Facility Document to which it is a party and such failure shall continue for 30 consecutive days;

            (d) any Consolidated Entity shall: (i) fail to pay any indebtedness in excess of $1,000,000 (other than the payment obligations described in (a) above), or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or passage of time, or both, the maturity of such indebtedness, whether or not such failure to perform or observe shall be waived by the holder of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

            (e) any Consolidated Entity: (i) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding shall have been commenced, against it, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed for a period of 30 days or more; or shall be the subject of any proceeding under which its assets may be subject to seizure, forfeiture or divestiture (other than a proceeding in respect of a Lien permitted under Section 8.03(b)); or (v) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its Property; or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of 30 days or more;

            (f) one or more judgments, decrees or orders for the payment of money in excess of $1,000,000 in the aggregate shall be rendered against any Consolidated Entity and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of 30 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal;

            (g) any event or condition shall occur or exist with respect to any Domestic Plan, Foreign Plan or Multiemployer Plan concerning which any Consolidated Entity is under an obligation to furnish a report to the Lenders in accordance with Section 7.08(j) hereof and as a result of such event or condition, together with all other such events or conditions, such Consolidated Entity or any ERISA Affiliate has incurred or in the opinion of the Lenders is reasonably likely to incur a liability to a Domestic Plan, a Foreign Plan, a Multiemployer Plan, the PBGC, a Section 4042 Trustee or any other Governmental Authority (or any combination of the foregoing) which is material in relation to the financial position of the Consolidated Entities; provided, however, that any such amount shall not be deemed to be material so long as all such amounts do not exceed $1,000,000 in the aggregate during the term of this Agreement;

            (h) the Unfunded Benefit Liabilities of one or more Domestic Plans or Foreign Plans have increased after the date of this Agreement in an amount which is material (as specified in Section 7.08(j)(viii) hereof);

            (i) (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rules 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 10% or more of the outstanding shares of voting capital stock of Micro Warehouse; or (ii) during any period of 12 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 12-month period were directors (or persons nominated by such individuals) of Micro Warehouse cease for any reason to constitute a majority of the Board of Directors of Micro Warehouse; or

            (j) any Forfeiture Proceeding shall have been commenced or any Consolidated Entity shall have given any Lender written notice of the commencement of any Forfeiture Proceeding as provided in Section 7.08(n) which, in either case, could reasonably be expected to have a Material Adverse Effect.

      Section 10.2. Remedies. If any Event of Default shall occur and be continuing, the Administrative Agent shall, upon request of the Required Lenders, by notice to Micro Warehouse (a) declare the Revolving Credit Commitments to be terminated, whereupon the same shall forthwith terminate and so shall the obligations of the Issuing Lender to issue any Letter of Credit,
(b) declare the outstanding principal of any or all of the Revolving Credit Notes, all interest thereon and all other amounts payable under this Agreement, the Revolving Credit Notes and the other Facility Documents to be forthwith due and payable, whereupon such Revolving Credit Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers and/or (c) direct Micro Warehouse to pay to the Administrative Agent an amount, to be held as cash security in the cash collateral account held by the Administrative Agent under Section 3.08, equal to the Letter of Credit Obligations then outstanding; provided that, in the case of an Event of Default referred to in Section 10.01(e) or Section 10.01(i) above, the Revolving Credit Commitments and the obligation to issue Letters of Credit shall be immediately terminated, and the Revolving Credit Notes, all interest thereon and all other amounts payable under this Agreement, the Revolving Credit Notes and the other Facility Documents shall be immediately due and payable without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrowers.

             ARTICLE 11. GUARANTY AND OTHER RIGHTS AND UNDERTAKINGS.

      Guarantied Obligations. (a) Each of (x) the Borrowers other than, in each of their respective capacities as the primary obligor under the respective Revolving Credit Note to which it is party and (y) the Subsidiary Guarantors (each of the foregoing entities individually a "Guarantor" and collectively the "Guarantors") (but in the case of Micro Warehouse (Deutschland) GmbH, subject to the limitations of Sections 30 and 31 of the German Act on Limited Liability Companies), jointly and severally, in consideration of the execution and delivery of this Agreement by the Lenders and the Administrative Agent, hereby irrevocably and unconditionally guarantees to the Administrative Agent, for the benefit of the Lenders, as and for such Guarantor's own debt, until final payment has been made, the due and punctual payment and performance in full in cash in the applicable currency of the Obligations (but excluding, with respect to each Foreign Subsidiary, the Domestic Obligations) (all such obligations so guarantied are herein collectively referred to as the "Guarantied Obligations"), in each case when and as the same shall become due and payable, whether at maturity, pursuant to mandatory or optional prepayment, by acceleration or otherwise, all in accordance with the terms and provisions hereof and thereof, it being the intent of the Guarantors that the guaranty set forth in this
Section 11.01 (the "Unconditional Guaranty") shall be a guaranty of payment and not a guaranty of collection.

            (b) As a separate and alternative stipulation, each of the Guarantors unconditionally and irrevocably agrees that any sum expressed to be payable by any Guarantor under Section 11.01(a) but which is for any reason (whether or not now existing and whether or not now known or becoming known to any party to this Agreement) not recoverable from such Guarantor on the basis of a guaranty shall nevertheless be recoverable from it as if it were the sole principal debtor and shall be paid by it to the Administrative Agent, for the benefit of the Lenders, on demand.

      Section 11.2. Performance Under This Agreement. In the event any Borrower fails to make, on or before the due date thereof, any payment of the Guarantied Obligations, the Guarantors shall cause forthwith to be paid the moneys, or to be performed, kept, observed, or fulfilled each of such Guarantied Obligations, in respect of which such failure has occurred.

      Section 11.3. Waivers. To the fullest extent permitted by law, each Guarantor does hereby waive:

            (a) notice of acceptance of the Unconditional Guaranty;

            (b) notice of any borrowings under this Agreement, or the creation, existence or acquisition of any of the Guarantied Obligations, subject to such Guarantor's right to make inquiry of the Administrative Agent to ascertain the amount of the Guarantied Obligations at any reasonable time;

            (c) notice of the amount of the Guarantied Obligations, subject to such Guarantor's right to make inquiry of the Administrative Agent to ascertain the amount of the Guarantied Obligations at any reasonable time;

            (d) notice of adverse change in the financial condition of any Borrower, any other Guarantor or any other fact that might increase such Guarantor's risk hereunder;

            (e) notice of presentment for payment, demand, protest, and notice thereof as to the Revolving Credit Notes or any other instrument;

            (f) notice of any Default or Event of Default;

            (g) all other notices and demands to which such Guarantor might otherwise be entitled (except if such notice or demand is specifically otherwise required to be given to such Guarantor hereunder or under the other Facility Documents);

            (h) the right by statute or otherwise to require any or each Lender or the Administrative Agent to institute suit against any Borrower or to exhaust the rights and remedies of any or each Lender or the Administrative Agent against any Borrower, such Guarantor being bound to the payment of each and all Guarantied Obligations, whether now existing or hereafter accruing, as fully as if such Guarantied Obligations were directly owing to each Lender by such Guarantor;

            (i) any defense arising by reason of any disability or other defense (other than the defense that the Guarantied Obligations shall have been fully and finally performed and indefeasibly paid) of any Borrower or by reason of the cessation from any cause whatsoever of the liability of any Borrower in respect thereof; and

            (j) any stay (except in connection with a pending appeal), valuation, appraisal, redemption or extension law now or at any time hereafter in force which, but for this waiver, might be applicable to any sale of Property of such Guarantor made under any judgment, order or decree based on this Agreement, and such Guarantor covenants that it will not at any time insist upon or plead, or in any manner claim or take the benefit or advantage of such law.

Until all of the Guarantied Obligations shall have been paid in full, none of the Guarantors shall have any right of subrogation, reimbursement, or indemnity whatsoever in respect thereof and any right of recourse to or with respect to any assets or Property of any Borrower or any other Guarantor. Nothing shall discharge or satisfy the obligations of the Guarantors hereunder except the full and final performance and indefeasible payment of the Guarantied Obligations in cash in the applicable currency by the Guarantors, upon which each Lender agrees to transfer and assign its interest in the Revolving Credit Notes to the Guarantors without recourse, representation or warranty of any kind (other than that such Lender owns such Revolving Credit Notes and that such Revolving Credit Notes are free of Liens created by such holder). All of the Guarantied Obligations shall in the manner and subject to the limitations provided herein for the acceleration of, the Revolving Credit Notes and the Letter of Credit Obligations, forthwith become due and payable without notice.


      Section 11.4. Releases. Each of the Guarantors consents and agrees that, without notice to or by such Guarantor and without affecting or impairing the obligations of such Guarantor hereunder, each Lender or the Administrative Agent, in the manner provided herein, by action or inaction, may:

            (a) compromise or settle, extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not, enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of the Revolving Credit Notes or the other Facility Documents;

            (b) grant other indulgences to any Borrower in respect thereof;

            (c) amend or modify in any manner and at any time (or from time to time) any one or more of the Revolving Credit Notes, the Letters of Credit and the other Facility Documents in accordance with Section 13.01 or otherwise;

            (d) release or substitute any one or more of the endorsers or guarantors of the Guarantied Obligations whether parties hereto or not; and

            (e) exchange, enforce, waive, or release, by action or inaction, any security for the Guarantied Obligations (including, without limitation, any of the collateral therefor) or any other guaranty of any of the Revolving Credit Notes or the Letter of Credit Obligations.

      Section 11.5. Marshaling. Each of the Guarantors consents and agrees that:

            (a) the Administrative Agent shall be under no obligation to marshal any assets in favor of such Guarantor or against or in payment of any or all of the Guarantied Obligations; and

            (b) to the extent any Borrower or any other Guarantor makes a payment or payments to any Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, or required, for any of the foregoing reasons or for any other reason, to be repaid or paid over to a custodian, trustee, receiver, or any other party under any bankruptcy law, common law, or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made and such Guarantor shall be primarily liable for such obligation.

      Section 11.6. Liability. Each of the Guarantors agrees that the liability of such Guarantor in respect of this Article 11 shall not be contingent upon the exercise or enforcement by any Lender or the Administrative Agent of whatever remedies such Lender or the Administrative Agent may have against any Borrower or any other Guarantor or the enforcement of any Lien or realization upon any security such Lender or the Administrative Agent may at any time possess.

      Section 11.7. Unconditional Obligation. The Unconditional Guaranty set forth in this Article 11 is an absolute, unconditional, continuing and irrevocable guaranty of payment and performance and shall remain in full force and effect until the full and final payment of the Guarantied Obligations without respect to future changes in conditions, including change of law or any invalidity or irregularity with respect to the issuance or assumption of any obligations (including, without limitation, the Revolving Credit Notes and the Letter of Credit Obligations) of or by any Borrower or any other Guarantor, or with respect to the execution and delivery of any agreement (including, without limitation, the Revolving Credit Notes and the other Facility Documents) of any Borrower or any other Guarantor.

      Section 11.08. Election to Perform Obligations. Any election by any of the Guarantors to pay or otherwise perform any of the obligations of any Borrower under the Revolving Credit Notes or under any of the other Facility Documents, whether pursuant to this Article 11 or otherwise, shall not release such Borrower from such obligations or any of its other obligations under the Revolving Credit Notes or under any of the other Facility Documents.

      Section 11.09. No Election. The Administrative Agent shall have the right to seek recourse against any one or more of the Guarantors to the fullest extent provided for herein for such Guarantor's obligations under this Agreement (including, without limitation, this Article 11) in respect of the Revolving Credit Notes and the Letters of

Credit. No election to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of the Administrative Agent's right to proceed in any other form of action or proceeding or against other parties unless such holder has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by any Lender or the Administrative Agent against any Borrower under any document or instrument evidencing obligations of such Borrower to such Lender or the Administrative Agent shall serve to diminish the liability of any of the Guarantors under this Agreement (including, without limitation, this Article 11) except to the extent that such Lender finally and unconditionally shall have realized payment by such action or proceeding, notwithstanding the effect of any such action or proceeding upon any Guarantor's right of subrogation against such Borrower.

      Section 11.10. Severability. Subject to Article 10 hereof and applicable law, each of the rights and remedies granted under this Article 11 to the Administrative Agent may be exercised by the Administrative Agent without notice by the Administrative Agent to, or the consent of or any other action by, the Administrative Agent, provided that each of the Guarantors will give each Lender immediate notice of any exercise of rights and remedies by the Administrative Agent under this Article 11.

      Section 11.11. Other Enforcement Rights. The Administrative Agent may proceed, as provided in Article 11 hereof, to protect and enforce the Unconditional Guaranty by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement contained herein (including, without limitation, in this Article 11) or in execution or aid of any power herein granted; or for the recovery of judgment for the obligations hereby guarantied or for the enforcement of any other proper, legal or equitable remedy available under applicable law. Each Lender shall have, to the fullest extent permitted by law and this Agreement, a right of set-off against, any and all credits and any and all other Property of any Guarantor, now or at any time whatsoever with, or in the possession of, such holder, or anyone acting for such holder, as security for any and all obligations of the Guarantors hereunder and such Lien shall be deemed permitted for all purposes under Article 8 hereof.

      Section 11.12. Delay or Omission; No Waiver. No course of dealing on the part of any Lender or the Administrative Agent and no delay or failure on the part of any such Person to exercise any right hereunder (including, without limitation, this Article 11) shall impair such right or operate as a waiver of such right or otherwise prejudice such Person's rights, powers and remedies hereunder. Every right and remedy given by the Unconditional Guaranty or by law to any Lender or the Administrative Agent may be exercised from time to time as often as may be deemed expedient by such Person.

      Section 11.13. Restoration of Rights and Remedies. If any Lender or the Administrative Agent shall have instituted any proceeding to enforce any right or remedy under the Unconditional Guaranty, under any Revolving Credit Note held by such Lender, or under the Security Agreement, and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to such Lender or the Administrative Agent, then and in every such case each such Lender, the Administrative Agent, each Borrower and each Guarantor shall, except as may be limited or affected by any determination in such proceeding, be restored severally and respectively to its respective former positions hereunder and thereunder, and thereafter, subject as aforesaid, the rights and remedies of such Lender or the Administrative Agent shall continue as though no such proceeding had been instituted.

      Section 11.14. Cumulative Remedies. No remedy under this Agreement (including, without limitation, this Article 11), the Revolving Credit Notes, the Letters of Credit or any of the other Facility Documents is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given hereunder this Agreement (including, without limitation, this Article 11), under the Revolving Credit Notes, the Letters of Credit or under any of the other Facility Documents.

      Section 11.15. Survival. So long as the Guarantied Obligations shall not have been fully and finally performed and indefeasibly paid, the obligations of the Guarantors under this Article 11 shall survive the transfer and payment of any Revolving Credit Note or Letter of Credit Obligation and the payment in full of all the Revolving Credit Notes and Letter of Credit Obligations and the expiration and termination of the Revolving Credit Commitments.

      Section 11.16. No Setoff, Counterclaim or Withholding; Gross-Up. Each payment by a Guarantor shall be made without setoff or counterclaim and without withholding for or on account of any present or future Taxes imposed by any Governmental Authority. If any such withholding is so required, such Guarantor shall make the withholding and pay the amount withheld to the appropriate Governmental Authority before penalties attach thereto or interest accrues thereon.

      Section 11.17. Payment in Applicable Currency. Any payment of a Guarantied Obligation required to be made pursuant to this Agreement shall be made in the currency in which such Guarantied Obligation is required to be made pursuant to this Agreement, any Revolving Credit Note or any other Facility Document.

                      ARTICLE 12. THE ADMINISTRATIVE AGENT.

      Section 12.1. Appointment, Powers and Immunities of Administrative Agent. Each Lender hereby irrevocably (but subject to removal by the Required Lenders pursuant to Section 12.09) appoints and authorizes the Administrative Agent to act as its agent hereunder and under any other Facility Document with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and any other Facility Document, together with such other powers as are reasonably incidental thereto. The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Facility Document, and shall not by reason of this Agreement be a trustee for any Lender. The Administrative Agent shall not be responsible to the Lenders for any recitals, statements, representations or warranties made by any Obligor or any officer or official of such Obligor or any other Person contained in this Agreement or any other Facility Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Facility Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Facility Document or any other document or instrument referred to or provided for herein or therein, for the perfection or priority of any collateral security for the Revolving Credit Loans or the Letters of Credit or for any failure by any Obligor to perform any of its obligations hereunder or thereunder. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under any other Facility Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.

      Section 12.2. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat each Lender as the holder of the Revolving Credit Loans made by it and the Letter of Credit Obligations attributable to it for all purposes hereof unless and until a notice of the assignment or transfer thereof satisfactory to the Administrative Agent signed by such Lender shall have been furnished to the Administrative Agent but the Administrative Agent shall not be required to deal with any Person who has acquired a participation in any Revolving Credit Loan or Letter of Credit Obligation from a Lender. As to any matters not expressly provided for by this Agreement or any other Facility Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act


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

pursuant thereto shall be binding on all of the Lenders and any other holder of all or any portion of any Revolving Credit Loan or Letter of Credit Obligation.

      Section 12.3. Defaults. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on the Revolving Credit Loans and the Letter of Credit Obligations to the extent the same is required to be paid to the Administrative Agent for the account of the Lenders) unless the Administrative Agent has received notice from a Lender or any Obligor specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, the Administrative Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). The Administrative Agent shall (subject to
Section 12.08) take such action with respect to such Default or Event of Default which is continuing as shall be directed by the Required Lenders; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders; and provided further that the Administrative Agent shall not be required to take any such action which it determines to be contrary to law.

      Section 12.4. Rights of Administrative Agent as a Lender. With respect to its Revolving Credit Commitments and the Revolving Credit Loans made by it and the Letter of Credit Obligations attributable to it, the Administrative Agent in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its capacity as a Lender. The Administrative Agent and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with, any Consolidated Entity (and any of its affiliates) as if it were not acting as the Administrative Agent, and the Administrative Agent may accept fees and other consideration from any Consolidated Entity for services in connection with this Agreement or otherwise without having to account for the same to the Lenders. Although the Administrative Agent and its affiliates may in the course of such relationships and relationships with other Persons acquire information about any Obligor, its Affiliates and such other Persons, the Administrative Agent shall have no duty to disclose such information to the Lenders.

      Section 12.5. Indemnification of Administrative Agent. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 13.03 or under the applicable provisions of any other Facility Document, but without limiting the obligations of the Obligors under Section 13.03 or such provisions), ratably in accordance with the aggregate unpaid principal amount of the Obligations held by the


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

Lenders (without giving effect to any participations, in all or any portion of such Obligations, sold by them to any other Person) (or, if no Obligations are at the time outstanding, ratably in accordance with their respective Revolving Credit Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any other Facility Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Obligors are obligated to pay under Section 13.03 or under the applicable provisions of any other Facility Document but excluding, unless a Default or Event of Default has occurred, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

      Section 12.6. Documents. The Administrative Agent will forward to each Lender, promptly after the Administrative Agent's receipt thereof but in any event within 10 days, a copy of each report, notice or other document required by this Agreement or any other Facility Document to be delivered to the Administrative Agent for such Lender.

      Section 12.7. Non-Reliance on Administrative Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Consolidated Entities and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Facility Document. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Consolidated Entities of this Agreement or any other Facility Document or any other document referred to or provided for herein or therein or to inspect the Properties or books of any Consolidated Entity. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of any Consolidated Entity (or any of its Affiliates) which may come into the possession of the Administrative Agent or any of its affiliates. The Administrative Agent shall not be required to file this Agreement, any other Facility Document or any document or instrument referred to herein or therein, for record or give notice of this Agreement, any other Facility Document or any document or instrument referred to herein or therein, to anyone.


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

      Section 12.8. Failure of Administrative Agent to Act. Except for action expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Lenders under Section
12.05 in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

      Section 12.9. Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving written notice thereof to the Lenders and Micro Warehouse, and the Administrative Agent may be removed at any time with or without cause by the Required Lenders; provided that Micro Warehouse and the other Lenders shall be promptly notified thereof. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a bank which has an office in New York, New York. The Required Lenders or the retiring Administrative Agent, as the case may be, shall upon the appointment of a successor Administrative Agent promptly so notify Micro Warehouse and the other Lenders. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article 12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

      Section 12.10. Amendments Concerning Agency Function. The Administrative Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Facility Document which affects its duties hereunder or thereunder unless it shall have given its prior consent thereto.

      Section 12.11. Liability of Administrative Agent. The Administrative Agent shall not have any liabilities or responsibilities to any Consolidated Entity on account of the failure of any Lender to perform its obligations hereunder or to any Lender on account of the failure of any Consolidated Entity to perform its obligations hereunder or under any other Facility Document.


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

      Section 12.12. Transfer of Agency Function. Without the consent of the Obligors or any Lender, the Administrative Agent may at any time or from time to time transfer its functions as Administrative Agent hereunder to any of its offices wherever located, provided that the Administrative Agent shall promptly notify Micro Warehouse and the Lenders thereof.

      Section 12.13. Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified by a Lender or Micro Warehouse (either one as appropriate being the "Payor") prior to the date on which such Lender is to make payment hereunder to the Administrative Agent of the proceeds of a Revolving Credit Loan or any Borrower is to make payment to the Administrative Agent, as the case may be (either such payment being a "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient of such payment (and, if such recipient is a Borrower and the Payor Lender fails to pay the amount thereof to the Administrative Agent forthwith upon demand, such Borrower) shall, on demand, repay to the Administrative Agent the amount made available to it together with interest thereon for the period from the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the average daily Federal Funds Rate for such period.

      Section 12.14. Withholding Taxes. Each Lender represents that it will furnish to the Administrative Agent such forms, certifications, statements and other documents as the Administrative Agent may request from time to time to evidence such Lender's exemption from the withholding of any tax imposed by any jurisdiction to the extent an exemption is available or to enable the Administrative Agent to comply with any applicable laws or regulations relating thereto. Without limiting the effect of the foregoing, if any Lender is not created or organized under the laws of the United States of America or any state thereof, in the event that the payment of interest by any Borrower is treated for U.S. income tax purposes as derived in whole or in part from sources from within the U.S., such Lender will furnish to the Administrative Agent Form 4224 or Form 1001 of the Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by such Lender as evidence of such Lender's exemption from the withholding of U.S. tax with respect thereto. The Administrative Agent shall not be obligated to make any payments hereunder to such Lender in respect of any Revolving Credit Loan or such Lender's Revolving Credit Commitments until such Lender shall have furnished to the Administrative Agent the requested form, certification, statement or document.


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

      Section 12.15. Several Obligations and Rights of Lenders. The failure of any Lender to make any Revolving Credit Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Revolving Credit Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make a Revolving Credit Loan to be made by such other Lender. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

      Section 12.16. Pro Rata Treatment of Revolving Credit Loans, Etc. Except to the extent otherwise provided: (a) each borrowing under Section 2.01 shall be made from the Lenders, each reduction or termination of the amount of the Revolving Credit Commitments under Section 2.06 shall be applied to the Revolving Credit Commitments of the Lenders, and each payment of commitment fee accruing under Section 2.09 shall be made for the account of the Lenders, according to their Pro Rata Share; and (b) each prepayment and payment of principal of or interest on Revolving Credit Loans shall be made to the Administrative Agent for the account of the Lenders holding Revolving Credit Loans pro rata in accordance with the respective unpaid principal amounts of such Revolving Credit Loans held by such Lenders; and (c) each prepayment and payment of fees under Section 3.09(a) and Letter of Credit Obligations shall be made pro rata in accordance with the Pro Rata Share of the Lenders in the Letter of Credit Obligations held by each of them.

      Section 12.17. Sharing of Payments Among Lenders. If a Lender shall obtain payment of any Obligation owed to it through the exercise of any right of setoff, banker's lien, counterclaim, or by any other means, it shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Obligations of the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with the amount of Obligations held by each of them. To such end the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Each Obligor agrees that any Lender so purchasing a participation (or direct interest) in the Obligations owed to the other Lenders may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation (or direct interest). Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness of any Consolidated Entity.

                           ARTICLE 13. MISCELLANEOUS.


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

      Section 13.01. Amendments and Waivers. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by Micro Warehouse, the affected Borrowers, the Administrative Agent and the Required Lenders, or by Micro Warehouse, the affected Borrowers and the Administrative Agent acting with the consent of the Required Lenders and any provision of this Agreement may be waived by the Required Lenders or by the Administrative Agent acting with the consent of the Required Lenders; provided that no amendment, modification or waiver shall, unless by an instrument signed by all of the Lenders or by the Administrative Agent acting with the consent of all of the Lenders: (a) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of the Revolving Credit Commitments; (b) modify the date fixed for the payment of principal of or interest on any Revolving Credit Loan, any Letter of Credit Obligation or any fee payable hereunder; (c) reduce the amount of any payment of principal thereof or the rate at which interest is payable thereon or any fee payable hereunder; (d) alter the terms of this
Section 13.01; (e) amend the definition of the term "Required Lenders"; (f) waive any of the conditions precedent set forth in Section 4.01 hereof; or (g) discharge any Guarantor from its Unconditional Guaranty under Article 11 hereof; and provided, further, that any amendment of Article 12 hereof or any amendment which increases the obligations of the Administrative Agent hereunder shall require the consent of the Administrative Agent. No failure on the part of the Administrative Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      Section 13.02. Usury. Anything herein to the contrary notwithstanding, the obligations of the Borrowers under this Agreement, the Revolving Credit Notes and the other Facility Documents shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to a Lender limiting rates of interest which may be charged or collected by such Lender.

      Section 13.03. Expenses. Micro Warehouse (and, insofar it is responsible for such expenses, each Obligor) shall reimburse the Administrative Agent on demand for all reasonable costs, expenses and charges (including, without limitation, reasonable fees and charges of external domestic and foreign legal counsel for the Administrative Agent) in connection with the preparation of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any other Facility Document and any other documents prepared in connection herewith or therewith. Micro Warehouse (and, insofar it is responsible for such expenses, each Obligor) shall reimburse the Administrative Agent and each Lender for all reasonable costs expenses and charges (including, without limitation, reasonable fees and charges of external domestic and foreign legal counsel for the Administrative Agent and each Lender) in connection with the enforcement or preservation of any rights or remedies during the existence of an Event of Default (including, without limitation, in connection with any restructuring or insolvency or bankruptcy proceeding). Micro Warehouse (and, insofar as it is responsible for the indemnified liability in question, each Obligor) agrees to indemnify the Administrative Agent and each Lender and their respective directors, officers, employees and agent from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to this Agreement or any other Facility Document or to any actual or proposed use by any Borrower of the proceeds of the Revolving Credit Loans or the Letters of Credit or to the performance or enforcement of this Agreement or the other Facility Documents, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the negligence or wilful misconduct of the Person to be indemnified).

      Section 13.04. Survival. The obligations of the Obligors under Sections 4.01, 4.05, 4.06, 13.03 and 13.16 shall survive the repayment of the Obligations and the termination of the Revolving Credit Commitments.

      Section 13.05. Assignment; Participations.

            (a) This Agreement shall be binding upon, and shall inure to the benefit of, Micro Warehouse, the Subsidiary Borrowers, the Subsidiary Guarantors, the Administrative Agent, the Lenders and their respective successors and assigns, except that none of the Obligors may not assign or transfer their rights or obligations hereunder. So long as any assignment or participation by any Lender of its rights and obligations in respect of the Letters of Credit shall require the prior consent of the Issuing Lender such consent not to be unreasonably withheld, each Lender may assign, or sell participations in, all or any part of any Obligation to another bank or other entity, in which event (i) in the case of an assignment, upon notice thereof by the Lender to Micro Warehouse with a copy to the Administrative Agent, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it were a Lender hereunder; and (ii) in the case of a participation, the participant shall have no rights under the Facility Documents and all amounts payable by the Borrowers under Articles 2 and 3 shall be determined as if such Lender had not sold such participation. The agreement executed by such Lender in favor of the participant shall not give the participant the right to require such Lender to take or omit to take any action hereunder except action directly relating to (i) the extension of a payment date with respect to any portion of the principal of or interest on any amount outstanding hereunder allocated to such participant,
(ii) the reduction of the principal amount outstanding hereunder or (iii) the reduction of the rate of interest payable on such amount or any amount of fees payable hereunder to a rate or amount, as the case may be, below that which the participant is entitled to receive under its agreement with such Lender. Such Lender may furnish any information concerning the Consolidated Entities in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); provided that such Lender shall require any such prospective assignee or such participant (prospective or otherwise) to agree in writing to maintain the confidentiality of such information. In connection with any assignment pursuant to this paragraph (a), the assigning Lender shall pay the Administrative Agent an administrative fee for processing such assignment in the amount of $5,000.

            (b) In addition to the assignments and participations permitted under paragraph (a) above, any Lender may assign and pledge all or any portion of its Revolving Credit Loans and Revolving Credit Notes to (i) any affiliate of such Lender or (ii) any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

      Section 13.06. Notices. Unless the party to be notified otherwise notifies the other party in writing as provided in this Section, and except as otherwise provided in this Agreement, notices shall be given to the Administrative Agent by telephone, confirmed by telex, telecopy or other writing, and to the Lenders and to the Obligors by ordinary mail or telecopier addressed to such party at its address on the signature page of this Agreement. Notices shall be effective:
(a) if given by mail, 72 hours after deposit in the mails with first class postage prepaid, addressed as aforesaid; and (b) if given by telecopier, when the telecopy is transmitted to the telecopier number as aforesaid; provided that notices to the Administrative Agent and the Lenders shall be effective upon receipt.

      Section 13.07. Setoff. Each Obligor agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of such Obligor at any of such Lender's offices, in Dollars or in any other currency, against any amount payable by such Obligor to such Lender under this Agreement, such Lender's Revolving Credit Notes, any Letter of Credit or any other Facility Document which is not paid when due (regardless of whether such balances are then due to such Obligor), in which case it shall promptly notify such Obligor and the Administrative Agent thereof; provided that such Lender's failure to give such notice shall not affect the validity thereof. Payments by any Obligor hereunder shall be made without setoff or counterclaim.

      SECTION 13.08. JURISDICTION; IMMUNITIES. (a) EACH OF THE OBLIGORS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY CONNECTICUT STATE OR UNITED STATES FEDERAL COURT SITTING IN FAIRFIELD COUNTY OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY REVOLVING CREDIT NOTE, ANY LETTER OF CREDIT OR ANY

OTHER FACILITY DOCUMENT, AND EACH OF THE OBLIGORS HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH CONNECTICUT STATE OR FEDERAL COURT. EACH OF THE OBLIGORS DESIGNATES AND APPOINTS MICRO WAREHOUSE, INC., 535 CONNECTICUT AVENUE, NORWALK, CONNECTICUT 06854 AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY EACH OBLIGOR TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF SUCH PROCESS SO SERVED SHALL BE MAILED TO THE APPLICABLE OBLIGOR AT ITS ADDRESS SPECIFIED IN SECTION 13.06 EXCEPT ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. EACH OF THE OBLIGORS AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH OF THE OBLIGORS FURTHER WAIVES ANY OBJECTION TO VENUE IN SUCH STATE AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN SUCH STATE ON THE BASIS OF FORUM NON CONVENIENS.

            (b) EACH OF THE OBLIGORS WAIVES ANY RIGHT IT MAY HAVE TO JURY TRIAL. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY EACH OF THE OBLIGORS AND SUCH OBLIGOR ACKNOWLEDGES THAT NO PERSON ACTING ON BEHALF OF ANOTHER PARTY TO THIS AGREEMENT HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. EACH OF THE OBLIGORS FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

            (c) TO INDUCE THE LENDERS TO ENTER INTO THE COMMERCIAL LOAN TRANSACTION EVIDENCED BY THE FACILITY DOCUMENTS, EACH OF THE OBLIGORS AGREES THAT THE SAID TRANSACTION IS COMMERCIAL AND NOT A CONSUMER TRANSACTION AND WAIVES ANY RIGHT TO NOTICE OF AND HEARING OF THE RIGHTS OF THE ADMINISTRATIVE AGENT AND THE LENDERS UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, REVISIONS OF 1958, AS AMENDED, OR OTHER STATUTE OR STATUTES AFFECTING PREJUDGMENT REMEDIES AND AUTHORIZES THE ADMINISTRATIVE AGENT'S OR ANY LENDER'S ATTORNEY TO ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT COURT ORDER, PROVIDED THAT THE COMPLAINT SHALL SET FORTH A COPY OF THIS WAIVER.

            (d) Nothing in this Section 13.08 shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against any Obligor or its Property in the courts of any other jurisdictions.

            (e) To the extent that any Obligor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its Property, such Obligor hereby irrevocably waives such immunity in respect of its obligations under this Agreement, the Revolving Credit Notes, the Letters of Credit and the other Facility Documents.

      Section 13.09. Table of Contents; Headings. Any table of contents and the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

      Section 13.10. Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction. Without limiting the foregoing, to the extent that mandatory and non-waivable provisions of applicable law (including but not limited to any applicable laws pertaining to fraudulent conveyance and any applicable business corporation laws (including, in the case of Micro Warehouse (Deutschland) GmbH, Section 30 of the German Act on Limited Liability Companies) otherwise would render the full amount of any Obligor's obligations under this Agreement and under the other Facility Documents invalid or unenforceable such Obligor's obligations under this Agreement and under the other Facility Documents shall be limited to the maximum amount which does not result in such invalidity or unenforceability.

      Section 13.11. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

      Section 13.12. Integration. The Facility Documents set forth the entire agreement among the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

      SECTION 13.13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CONNECTICUT. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS

OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UCP") AND AS TO MATTERS NOT GOVERNED BY THE UCP, THE LAWS OF THE STATE OF CONNECTICUT.

      Section 13.14. Confidentiality. Each Lender and the Administrative Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with safe and sound banking practices, any non-public information supplied to it by any Consolidated Entity pursuant to this Agreement which is identified by such Consolidated Entity as being confidential at the time the same is delivered to the Lenders or the Administrative Agent, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Lenders or the Administrative Agent, (iii) to bank examiners, auditors or accountants, (iv) in connection with any litigation to which any one or more of the Lenders is a party or (v) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) agrees to use reasonable precautions to keep such information confidential; and provided finally that in no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished by such Consolidated Entity.

      Section 13.15. Treatment of Certain Information. Each of the Obligors (a) acknowledges that services may be offered or provided to it (in connection with this Agreement or otherwise) by each Lender or by one or more of their respective subsidiaries or affiliates and (b) acknowledges that information delivered to each Lender by any Consolidated Entity may be provided to each such subsidiary and affiliate.

      Section 13.16. Judgment Currency. The obligations of each Obligor under this Agreement, the Revolving Credit Notes, the Letters of Credit and the other Facility Documents to make payments in Dollars or in any Alternative Currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or a Lender of the full amount of the Obligation Currency expressed to be payable to them under this Agreement, the Revolving Credit Notes, the Letters of Credit and the other Facility Documents. If for the purpose of obtaining or enforcing judgment against any Obligor in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made, at the Alternative Currency Equivalent or Dollar Equivalent, in the case of any Alternative Currency or Dollars, and, in the case of other currencies, the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as on the day immediately preceding the day on which the judgment is given (such Banking Day being hereinafter referred to as the "Judgment Currency Conversion Date").

            (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, each Obligor covenants and agrees to pay such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

            (c) For purposes of determining the Alternative Currency Equivalent or Dollar Equivalent or rate of exchange for this Section 13.16, such amount shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


Address for Notices:                      MICRO WAREHOUSE, INC.

535 Connecticut Avenue
Norwalk, Connecticut 06854                By:/s/ Bruce L. Lev
Telephone No.: (203) 899-4000                ---------------------------
Telecopier No.: (203) 899-4203               Name:
Attention: Chief Financial Officer           Title:
Attention:  General Manager


                                          SUBSIDIARY BORROWERS:

Address for Notices:                      MICRO WAREHOUSE SWEDEN AB

Midskogsgrand 1
S-115 43 Stockholm                        By:/s/ Bruce L. Lev
Sweden                                       ---------------------------
Telephone No.: 011-46-8664-4650              Name:
Telecopier No.: 011-46-8664-4668             Title:
Attention: General Manager



Address for Notices:                      MICRO WAREHOUSE HOLDING B.V.

GSA Business Center B.V.
Prof. Lorenziann 3A                       By:/s/ Bruce L. Lev
3701 CA ZEIST                                ---------------------------
Telephone No.: 011-31-34043-6200             Name:
Telecopier No.: 011-31-34043-3248            Title:
Attention: General Manager



Address for Notices:                      MICRO WAREHOUSE LIMITED

Unit 6, Wolsey Park
Tolpits Lane                              By:/s/ Bruce L. Lev
Wetford Herts WD18QP                         ---------------------------
Telephone No.: 011-441-192321-1277           Name:
Telecopier No.: 011-441-192323-4112          Title:
Attention: General Manager



                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

Address for Notices:                      MICRO WAREHOUSE FRANCE SARL

Techno Direct
6 Boulevard Henri Sollier                 By:/s/ Bruce L. Lev
92150 Sureanes                               ---------------------------
Telephone No.: 011-33-14099-2847             Name:
Telecopier No.: 011-33-14099-2888            Title:
Attention: General Manager



Address for Notices:                      MICRO WAREHOUSE (DEUTSCHLAND)
                                            GMBH
Odenwaldatrasse 1
63283 Neu-isenburg
Deutschland                               By:/s/ Bruce L. Lev
Telephone No.: 011-49-6102-705110            ---------------------------
Telecopier No.: 011-49-6102-705200           Name:
Attention: General Manager                   Title:



                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                          SUBSIDIARY GUARANTORS:

Address for Notices:                      MICRO WAREHOUSE CANADA LIMITED

651 Queen Street East
Toronto, Ontario                          By:/s/ Bruce L. Lev
Canada M4M 1G4                               ---------------------------
Telephone No.: 416-466-8107                  Name:
Telecopier No.: 416-466-7390                 Title:
Attention: General Manager


Address for Notices:                      MICRO WAREHOUSE, INC. OF OHIO

535 Connecticut Avenue
Norwalk, Connecticut 06854                By:/s/ Bruce L. Lev
Telephone No.: (203) 899-4000                ---------------------------
Telecopier No.: (203) 899-4203               Name:
Attention: Chief Financial Officer           Title:


Address for Notices:                      MICRO WAREHOUSE, INC. OF NEW JERSEY

535 Connecticut Avenue
Norwalk, Connecticut 06854                By:/s/ Bruce L. Lev
Telephone No.: (203) 899-4000                ---------------------------
Telecopier No.: (203) 899-4203               Name:
Attention: Chief Financial Officer           Title:



Address for Notices:                      MICRO WAREHOUSE INTERNATIONAL, INC.

535 Connecticut Avenue
Norwalk, Connecticut 06854                By:/s/ Bruce L. Lev
Telephone No.: (203) 899-4000                ---------------------------
Telecopier No.: (203) 899-4203               Name:
Attention: Chief Financial Officer           Title:



                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

Address for Notices:                      BENTON SISTEMAS, S.A. de C.V.

Circuito Novelistas 129-106
Ciudad Satelite                           By:/s/ Bruce L. Lev
Naucalpan                                    ---------------------------
Estado. de Mexico C.P.  53100                Name:
Telephone No.:  011-52-5572-53100            Title:
Telecopier No.:  011-52-5393-4777
Attention:  General Manager


Address for Notices:                      INMAC AB SWEDEN

Midskogsgrand 1
S-115 43 Stockholm                        By:/s/ Bruce L. Lev
Sweden                                       ---------------------------
Telephone No.: 011-46-8664-4650              Name:
Telecopier No.: 011-46-8664-4668             Title:
Attention: General Manager


Address for Notices:                      MICRO WAREHOUSE B.V.

GSA Business Center B.V.
Prof. Lorenziann 3A                       By:/s/ Bruce L. Lev
3701 CA ZEIST                                ---------------------------
Telephone No.: 011-31-34043-6200             Name:
Telecopier No.: 011-31-34043-3248            Title:
Attention: General Manager



                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                          ADMINISTRATIVE AGENT:
                                          THE CHASE MANHATTAN BANK



                                         By /s/ Alan Aria
                                            -------------------------------
                                            Name:
                                            Title:

                                         Address for Notices:

                                         New York Agency
                                         4 Chase Metrotech Center
                                         Brooklyn, New York 11245

                                         with a copy to:
                                         999 Broad Street
                                         Bridgeport, CT 06604
                                         Attn: Alan J. Aria
                                         Telecopier No.: (203)382-6573


                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                         LENDERS:

                                         THE CHASE MANHATTAN BANK



                                         By /s/ Alan Aria
                                            -------------------------------
                                            Name:
                                            Title:

                                         Lending Office for Variable Rate Loans:

                                         1 Chase Manhattan Plaza
                                         New York, New York 10081


                                         Lending Office for Eurocurrency Loans:

                                         Nassau Branch c/o
                                         Eurocurrency Operations
                                         4 Chase Metrotech Center
                                         Brooklyn, New York 11245

                                         Address for Notices:

                                         999 Broad Street
                                         Bridgeport, CT 06604
                                         Attn: Alan J. Aria
                                         Telecopier No.: (203) 382-6573


                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                         LENDERS:

                                         STATE STREET BANK AND
                                           TRUST COMPANY



                                         By /s/ Arlene M. Doherty
                                            -------------------------------
                                            Name:
                                            Title:

                                         Address for Notices:

                                         225 Franklin Street
                                         Boston, MA 02110
                                         Attn: William Zola
                                         Telecopier No.: (617) 654-4176


                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                                                      SCHEDULE I

                          REVOLVING CREDIT COMMITMENTS

================================================================================
                                                THE CHASE          STATE STREET
BORROWER                                        MANHATTAN         BANK AND TRUST
                                                  BANK                COMPANY
================================================================================
MICRO WAREHOUSE, INC                          $28,666,666.66      $14,333,333.34
--------------------------------------------------------------------------------
MICRO WAREHOUSE SWEDEN AB                       2,666,666.67        1,333,333.33
--------------------------------------------------------------------------------
MICRO WAREHOUSE HOLDING B.V                     4,000,000.00        2,000,000.00
--------------------------------------------------------------------------------
MICRO WAREHOUSE LIMITED                         6,666,666.67        3,333,333.33
--------------------------------------------------------------------------------
MICRO WAREHOUSE FRANCE SARL                     4,000,000.00        2,000,000.00
--------------------------------------------------------------------------------
MICRO WAREHOUSE (DEUTSCHLAND) GMBH              4,000,000.00        2,000,000.00
--------------------------------------------------------------------------------
TOTAL REVOLVING CREDIT COMMITMENTS             50,000,000.00       25,000,000.00
================================================================================